                                                                 EXHIBIT 10.53



--------------------------------------------------------------------------------

                              Date:  July 30, 1996

               MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES
                          AND RENTS AND FIXTURE FILING

                                    BETWEEN

                  SAWGRASS MILLS PHASE II LIMITED PARTNERSHIP
                         a Delaware limited partnership

                   Address:      c/o The Mills Corporation
                                 1300 Wilson Boulevard
                                 Suite 400
                                 Arlington, Virginia  22209

                                 ("Mortgagor")

                                      AND

                     CS FIRST BOSTON MORTGAGE CAPITAL CORP.
                             a Delaware corporation

               having its principal office at 55 East 52nd Street
                         New York, New York  10055-0186

                                 ("Mortgagee")

--------------------------------------------------------------------------------


This instrument prepared by,
and after recording please return to:


Kramer, Levin, Naftalis & Frankel
919 Third Avenue
New York, New York  10022
Attention:  Mark S. Fawer, Esq.

                               Table of Contents

                                                                                                                         Page
                                                                                                                         ----

PRELIMINARY STATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

1.       CERTAIN DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Alteration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Appraisal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Appraiser  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Approved Control Party . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Architect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Assignment of Leases and Rents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Available Cash Flow  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Business Day   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Critical Lease   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Excusable Delay  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Extended Maturity Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Extension Notice   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         General Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Hazardous Substances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Impositions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Improvements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Independent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Insurance Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         IRC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Land . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Legal Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Loan Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Management Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Manager  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Master Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Master Lease Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Maturity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Maturity Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Mortgage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Mortgage Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Mortgagee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Mortgagor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Officer's Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Operating Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
         Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Permitted Exceptions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Permitted Owner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Personal Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11





                                      -i-
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
         Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Prime Rate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
         Principal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
         Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         REA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Renewal Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Restoration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Revenues . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
         Secured Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         State  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Stated Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Taking . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Threshold Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Total Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Total Taking . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         U.S. Government Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

2.       PARTICULAR COVENANTS, REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.1.    Validity and Issuance of the Mortgage Note;
                 Title to the Premises. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.2.    Maintenance of Validity and Recording. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.3.    Negative Covenants.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         2.4.    Existence and Rights.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         2.5.    Payment of Taxes and Other Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         2.6.    Payment of the Mortgage Note and
                 All Other Amounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

3.       MAINTENANCE AND REPAIRS, SHORING.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

4.       UTILITY SERVICES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

5.       NO CLAIMS AGAINST MORTGAGEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

6.       INDEMNIFICATION BY THE MORTGAGOR.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

7.       INSPECTION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

8.       PAYMENT OF IMPOSITIONS, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

9.       COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS,
         INSTRUMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

10.      LIENS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

11.      PERMITTED CONTESTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

12.      INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         12.1.   Risks to be Insured  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         12.2.   Policy Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         12.3.   Certificates.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         12.4.   Replacement Policies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         12.5.   Reports of Insurance Broker. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24





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
         12.6.   Separate Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         12.7.   Evidence of Payment of Insurance Premiums. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         12.8.   Tax Escrow Fund.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

13.      ALTERATIONS AND ADDITIONS, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

14.      DAMAGE, DESTRUCTION AND RESTORATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         14.1.  The Mortgagor to Give Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         14.2.  Application of Insurance Proceeds.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         14.3.  Restoration.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

15.      TAKING OF PROPERTY.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         15.1.  The Mortgagor to Give Notice;
                Assignment of Awards, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         15.2.  Partial Taking. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         15.3.  Application of Awards, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

16.      EVICTION BY PARAMOUNT TITLE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

17.      BOOKS AND RECORDS, FINANCIAL STATEMENTS, REPORTS
         AND OTHER INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         17.1.  Books and Records.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         17.2.  Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         17.3.  Additional Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         17.4.  Other Information.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         17.5.  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

18.      TRANSFERS AND INDEBTEDNESS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         18.1.  Sale of Equipment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         18.2.  Transfer or Encumbrance of Interests
                in the Mortgagor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         18.3.  Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         18.4.  Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

19.      PERFORMANCE OF LEASES; APPLICATION OF RENTS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

20.      NO ENDORSEMENT.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

21.      NO CREDIT FOR PAYMENT OF TAXES OR IMPOSITIONS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

22.      EVENT OF DEFAULT; ACCELERATION OF MORTGAGE NOTE.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

23.      COMPROMISE OF ACTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

24.      FORECLOSURE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         24.1.  Foreclosure.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         24.2.  The Mortgagor's Waivers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         24.3.  Recovery of Advances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         24.4.  Sale. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

25.      PURCHASE OF PROPERTY BY MORTGAGEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

26.      RECEIPT A SUFFICIENT DISCHARGE TO PURCHASER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45





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
27.      WAIVER OF MARSHALLING, APPRAISEMENT, VALUATION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

28.      SALE SHALL BE A BAR AGAINST MORTGAGOR. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

29.      APPLICATION OF PROCEEDS OF SALE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

30.      APPOINTMENT OF RECEIVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

31.      POSSESSION, MANAGEMENT AND INCOME. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

32.      RIGHT OF MORTGAGEE TO PERFORM MORTGAGOR'S COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

33.      REMEDIES CUMULATIVE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

34.      APPLICABLE LAW.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

35.      NO WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

36.      OBLIGATIONS ARE WITHOUT RECOURSE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

37.      STAMP AND OTHER TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

38.      FURTHER ASSURANCES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

39.      ESTOPPEL CERTIFICATE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

40.      ADDITIONAL SECURITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

41.      FINANCING STATEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

42.      RELEASE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

43.      CHANGES IN LAW REGARDING TAXATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

44.      SEVERABILITY.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

45.      SECURITY AGREEMENT, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         45.1.  Grant of Security.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         45.2.  Financing Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         45.3.  Multiple Remedies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         45.4.  Waiver of Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         45.5.  Expenses of Disposition of the Property.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

46.      EXPENSES OF MORTGAGEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

47.      USURY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

48.      MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

49.      NON-MERGER.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

50.      ASSIGNMENT OF RENTS AND MORTGAGOR'S INTEREST IN LEASES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

51.      NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

Exhibit A - Legal Description . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-1
Exhibit B - Permitted Exceptions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-1
Exhibit C - Promissory Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   C-1
Exhibit D - Insurance Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   D-1
Exhibit E - Assumption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   E-1
Exhibit F - Subordination Provisions for Tenant Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-1

                          THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF
LEASES AND RENTS AND FIXTURE FILING is dated as of July 30, 1996 and is made by SAWGRASS MILLS PHASE II LIMITED PARTNERSHIP, a Delaware limited partnership, whose address for notices hereunder is c/o The Mills Corporation, 1300 Wilson Boulevard, Suite 400, Arlington, Virginia 22209, Attention: Vice President Finance (the "Mortgagor"), in consideration of the premises and covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to CS FIRST BOSTON MORTGAGE CAPITAL CORP., a Delaware corporation, as Mortgagee (the "Mortgagee"), whose address for notices hereunder is 55 East 52nd Street, New York, New York 10055-0182, Attention: Mr. Robert Vahradian.

                             PRELIMINARY STATEMENT

                          WHEREAS, the Mortgagor, as the owner of the Property
(defined below), desires to execute and deliver this Mortgage covering the Property, and hereby to grant, convey, transfer and assign the Property to the Mortgagee, in order to secure the payment by the Mortgagor of the principal of and interest on and all other amounts payable under the Mortgage Note (defined below) and this Mortgage, and to secure the performance by the Mortgagor of the covenants and agreements contained in this Mortgage and the other Security Documents (defined below).

                          WHEREAS, the Mortgagor has duly authorized the
execution and delivery of this Mortgage and has taken all actions required by law and all other actions of the Mortgagor required therefor.

                          NOW, THEREFORE, in order to secure the equal and
ratable payment by the Mortgagor of the principal of and interest on, and all other amounts payable under, the Mortgage Note; the payment of all amounts payable under this Mortgage; the performance by the Mortgagor of its covenants and agreements contained in this Mortgage and the other Loan Documents; and the payment and performance by the Mortgagor of the covenants and agreements of the Mortgagor under the REA (defined below) and the Leases (defined below); the Mortgagor and the Mortgagee by these presents do hereby agree as follows:

                          THE MORTGAGOR HEREBY IRREVOCABLY GRANTS, CONVEYS,
TRANSFERS, MORTGAGES AND ASSIGNS unto the Mortgagee, its successors and assigns forever (subject to the Permitted Exceptions), the following property (hereinafter collectively referred to as the "Property"):

                          ALL ESTATE, right, title and interest of the
Mortgagor, now owned or hereafter acquired, in and to those certain tracts or parcels of land situated in the City of Sunrise, County of Broward, State of Florida, described in Exhibit A hereto together with all rights of way or use, sidewalks, alleys and strips or gores, rights, privileges, air rights and development rights, servitudes, licenses, easements, hereditaments and appurtenances incident, belonging or pertaining to such land (the "Land"), and the buildings and improvements now or hereafter located or placed thereon that are owned by Mortgagor, and the rights of the Mortgagor as set forth in the REA (which buildings and improvements, together with any additions thereto or alterations or replacements thereof, are referred to as the "Improvements");

                          TOGETHER WITH all estate, right, title and interest,
now owned or hereafter acquired, of the Mortgagor in and to following property, rights and interests:

                          (a) all Equipment (defined below) and Personal Property of every kind and nature now or hereafter located upon the Land;

                          (b) all real estate tax refunds and all awards or payments, including interest on any of them, and the right to receive the same which the Mortgagor may have, which may be made with respect to the Property whether from a Taking (defined below) thereof or for any other injury to, decrease in the value of, or other occurrence affecting the Property;

                          (c) all Leases and all other agreements for, affecting or related to the use and occupancy of the Property, now or hereafter entered into, and the right to receive and apply the rents, incomes, issues and profits derived by the Mortgagor from the Property to the payment of the Mortgage Note and the other obligations secured by this Mortgage, together with the security deposits or other payments or instruments delivered as security under such Leases and agreements (the grant of such security deposits and other security being subject to application in accordance with the express requirements of such Leases and any other agreements applicable thereto);

                          (d) all Proceeds (defined below) of, and any unearned premiums or refunds of premiums on, any insurance policies covering all or any part of the Property, including the right to receive and apply the Proceeds of any insurance, judgments or settlements made in lieu thereof for damage to or the diminution of the Property in accordance with the terms of this Mortgage;

                          (e)     the REA;

                          (f) all general intangibles relating to design, development, operation, management and use of the Premises, all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations, licenses and consents obtained from any governmental agency in connection with the development, use, operation or management of the Premises, all construction, service, engineering, consulting, management, leasing, architectural and other similar contracts concerning the design, construction, management, operation, occupancy and/or use of the Premises (including, without limitation, the Management Agreement, defined below), all architectural drawings, plans, specifications, soil tests, appraisals, engineering reports and similar materials relating to all or any portion of the Premises and all payment and performance bonds or warranties or guarantees relating to the Premises (defined below), all to the extent assignable;

                          (g) all trademarks, trade names, company names, business names, fictitious business names, trade styles, service marks, logos, other source and business identifiers, trademark registration and applications for registration used at or relating to the Property; all renewals, extensions and continuations-in-part of the items referred to above; any written agreement granting to the Mortgagor any right to use any trademark or trademark registration at or in connection with the Property; and the right of Mortgagor to sue for past, present and future infringements of the foregoing; and

                          (h) the right in the name and on behalf of the Mortgagor to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of the Mortgagee in the Property;

                          TO HAVE AND TO HOLD as provided herein the above
granted and described Property unto and to the proper use and benefit of the Mortgagee, its successors and assigns, forever, subject in all respects only to the Permitted Exceptions (defined below).

                          The following actions of the Mortgagee, taken with or
without notice, shall not affect the liability of any person (other than a person expressly released pursuant thereto) for payment of the indebtedness and obligations secured hereby (collectively, the "Secured Obligations"), and shall not affect the lien hereof upon any portion of the Property not expressly released herefrom: (a) retaining or obtaining a security interest in any property to secure all or any portion of the Secured Obligations, (b) retaining or obtaining the primary or secondary liability of any party or parties with respect to all or any portion of the Secured Obligations, (c) altering, exchanging, extending, renewing, modifying, releasing or cancelling for any period (whether or not longer than their original maturity) any terms, conditions, provisions or covenants contained in any or all of the Loan Documents, (d) releasing or compromising any liability of any party or parties primarily or secondarily liable on all or any portion of the Secured Obligations, (e) releasing its security interest, if any, in all or any portion of the Property and permit any substitution or exchange for any such portion of the Property, (f) resorting to the Property conveyed by this Mortgage, or any portion thereof, for payment of the Secured Obligations, or any portion thereof, whether or not the Mortgagee shall have resorted to any other property otherwise securing the Secured Obligations, or proceeding against any other party primarily or secondarily liable on the Secured Obligations, (g) applying any of the Property or directing the order or manner of sale thereof as the Mortgagee in its sole discretion chooses in accordance with the terms of this Mortgage, and (h) accepting a conveyance or conveyances of all or part of the Property as partial satisfaction of the liability secured hereby in the amount of the value of the Property so conveyed and proceeding against the balance of the Property for the balance of the Secured Obligations after said conveyance or conveyances.

                          IT IS HEREBY FURTHER COVENANTED AND AGREED that the
Mortgage Note, any replacement, renewal or extension thereof, and any additional Mortgage Note, all shall be equitably and ratably secured by this Mortgage.

                          AND, to protect the security of this Mortgage, the
Mortgagor covenants and agrees with and represents and warrants to the Mortgagee, subject in all respects to the Permitted Exceptions, as follows:

                          1.      CERTAIN DEFINITIONS.

                          (a)     For all purposes of this Mortgage, except as
otherwise expressly provided or unless the context otherwise requires:

                                  (1)      The terms defined in this Article
                 shall have the meanings assigned to them in this Article and shall include the plural as well as the singular;

                                  (2)      All accounting terms not otherwise
                 defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America as of the date of such computation;

                                  (3)      The word "including" shall be
                 construed to be followed by the words "without limitation";

                                  (4)      Section headings are for the
                 convenience of the reader and shall not be considered in interpreting this Mortgage or the intent of the parties hereto;

                                  (5)      The words "herein", "hereof" and
                 "hereunder" and other words of similar import shall refer to this Mortgage as a whole and not to any particular Article, Section or other subdivision; and

                                  (6)      References to the terms "Land",
                 "Improvements", "Equipment", "Premises", "Personal Property" and "Property" shall, unless the context otherwise clearly requires, refer in each case to such class of property taken as a whole.

                          (b)     As used in this Mortgage the following terms
have the following respective meanings:

                          Affiliate shall mean a Person or Persons directly or
                 indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person or Persons in question. The term "control", as used herein, shall mean, with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person.

                          Alteration shall have the meaning stated in Article
                 13 hereof.

                          Appraisal shall mean an appraisal of the Property by
                 an Appraiser made in accordance with the AIREA Code and Standards, as the same may have been updated by letter or letters, which shall not be dated more than one year prior to the applicable date under this Mortgage for which the use of such Appraisal is required.

                          Appraiser shall mean an Independent, MAI certified
                 appraiser, reasonably acceptable to Mortgagor, with a national practice and who has at least ten years' experience in appraising regional shopping center properties.

                          Approved Control Party shall mean any one or a
                 combination of the following entities:

                                  (a) A corporation directly or indirectly 100% owned by the Principal;

                                  (b)      A trust (including a group trust)
                          100% of the beneficial ownership of which is vested, directly or indirectly, in the Principal;

                                  (c)      A real estate investment trust 100%
                          of the beneficial ownership of which is vested, directly or indirectly, in the Principal; and

                                  (d)      Any other entity which is directly
                          or indirectly at least 51% owned by the Principal and which may legally transact business, own property and execute binding agreements under the laws of the State.

                          Architect shall mean an Independent architect or
                 engineer, who shall practice with a firm of recognized standing duly licensed or registered in the State, selected by the Mortgagor and reasonably approved by the Mortgagee.

                          Assignment of Leases and Rents shall mean the
                 Assignment of Leases and Rents dated as of the date hereof from the Mortgagor, as assignor, to the Mortgagee, as assignee, together with any amendments thereto pursuant to the provisions thereof.

                          Available Cash Flow shall mean with respect to any
                 period, all Operating Income received during such period less all Operating Expenses incurred during such period.

                          Business Day shall mean any day other than (i) a
                 Saturday or a Sunday or (ii) a day on which federally insured depository institutions in New York State or Florida are authorized or obligated by laws, governmental decree or executive order to be closed.

                          Cash shall mean coin or currency of the government of
                 the United States of America.

                          Closing Date shall mean July 30, 1996 or such other
                 date as the parties hereto shall mutually agree upon.

                          Critical Lease shall mean any Lease covering more
                 than 15,000 square feet of gross leasable area, or from which is or, if executed, would be derived at least 10% of the Revenues of the Property, including without limitation, the Master Lease and that certain Lease, dated as of August 11, 1995, between the Mortgagor, as landlord, and The Neiman Marcus Group, Inc., as tenant (the "Neiman Lease").

                          Default shall mean any condition or event which
                 constitutes or which, after the giving of notice or lapse of time or both, would constitute an Event of Default hereunder.

                          Equipment shall mean all machinery, apparatus,
                 equipment, materials, fittings, fixtures, chattels, articles of personal property and all other property (real, personal or mixed), and all appurtenances and additions thereto and betterments, renewals, substitutions and replacements thereof, now or hereafter owned by the Mortgagor or in which the Mortgagor has or shall acquire an interest (to the extent of such interest), and now or hereafter located on, attached to or contained in or used in connection with the Land or the Improvements, or placed on any part thereof though not attached thereto, including all indoor and outdoor furniture, landscaping, indoor plants, tools, screens, awnings, shades, blinds, curtains, draperies, partitions, carpets, rugs, furniture and furnishings, heating, lighting, plumbing, water heating, cooking, monitoring, ventilating, air conditioning, refrigerating, sanitation, waste removal, incinerating or compacting plants or systems, fixtures and equipment, elevators, escalators, stoves, ranges, vacuum systems, window washing and other cleaning systems, call systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, alarms, telecommunications, entertainment, recreational or security systems and equipment, motors, machinery, pipes, ducts, conduits, dynamos, engines, compressors, generators, boilers, stokers, furnaces, pumps, tanks, and appliances.

                          Event of Default shall have the meaning stated in
                 Article 22 hereof.

                          Excusable Delay shall mean a delay due to acts of
                 God, governmental restrictions, enemy actions, civil commotion, fire, casualty, strikes, shortages of supplies or labor, work stoppages or other causes beyond the reasonable control of the Mortgagor, but lack of funds shall not be deemed a cause beyond the reasonable control of the Mortgagor.

                          Extended Maturity Date shall mean the first
                 anniversary of the Maturity Date.

                          Extension Notice shall have the meaning stated in
                 Section 1.09 of the Mortgage Note.

                          Fiscal Year shall mean the period from January 1
                 through December 31, inclusive, of any calendar year.

                          General Partner shall mean the Person or Persons who
                 from time to time shall be so designated in accordance with an agreement of limited partnership of the Mortgagor, as the same may be amended or supplemented from time to time.

                          Hazardous Substances means (i) those substances
                 included within definitions of or identified as "hazardous substances", "hazardous materials", or "toxic substances" in or pursuant to environmental laws; (ii) those substances listed in the United States Department of Transportation Table (40 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);
                 (iii) any material, waste or substance which is or contains
                 (A) petroleum, including crude oil or any fraction thereof, natural gas, or synthetic gas usable for fuel or any mixture thereof, (B) asbestos, (C) polychlorinated biphenyls, (D) any substance designated as "hazardous substance" pursuant to
                 Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 et seq. (33 U.S.C. Section 1321), or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317); (E) flammable explosives; (F) radioactive materials; and (iv) such other substances, materials and wastes which are or become regulated as hazardous, toxic or "special wastes" under environmental laws.

                          Impositions shall have the meaning stated in Article
                 8 hereof.

                          Improvements shall have the meaning stated in the
                 Preliminary Statement hereof.

                          Independent when used with respect to any specified
                 Person shall mean such a Person who (i) does not have any direct financial interest or any material indirect financial interest in the Mortgagor or the Manager or in any of their respective Affiliates and (ii) is not connected with the Mortgagor or the Manager or any of their respective Affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                          Insurance Requirements shall mean all terms of any
                 insurance policy required hereunder covering or applicable to the Property or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Property or any part thereof or any use of the Property or any part thereof.

                          IRC means the Internal Revenue Code of 1986, as
                 amended from time to time.

                          Land shall have the meaning stated in the Preliminary
                 Statement hereof.

                          Lease shall mean any lease (including without
                 limitation the Master Lease), sublease, further sublease, license, occupancy agreement or other agreement existing on the date hereof or hereafter entered into by the Mortgagor permitting the use or enjoyment of any part of the Property, and every modification, amendment, or extension relating thereto.

                          Legal Requirements shall mean all laws, statutes,
                 codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, of governments, federal, state, county and municipal, ordinary or extraordinary, including without limitation the Americans With Disabilities Act of 1990, 42 U.S.C. Section 12101 et seq. and all laws pertaining to health and safety and pollution and protection of the environment, the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986, the

                 Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), Clean Air Act (42 U.S.C. Section 9402 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.
                 Section 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), and all applicable federal, state and local environmental laws, including obligations under the common law, ordinances, rules and regulations, as any of the foregoing may have been or may be from time to time amended, supplemented or supplanted, now or hereafter existing relating to regulation or control of Hazardous Substances or environmental health and safety, which now or at any time hereafter may be applicable to and enforceable against the Property or any part thereof, or any use of the Property or any part thereof.

                          Loan Documents shall mean the Mortgage Note, this
                 Mortgage, the Assignment of Leases and Rents, the Master Lease, the Master Lease Guaranty, the financing statements executed in connection herewith and any additional documents executed by the Mortgagor to evidence or secure the Mortgage Loan.

                          Management Agreement shall mean the management
                 agreement by and between Mortgagor and the Manager, as amended, supplemented or restated from time to time.

                          Manager shall mean Management Associates Limited
                 Partnership, a Delaware limited partnership, or its successor from time to time as manager of the Property in accordance with Sections 18.1 and 19(b) hereof.

                          Master Lease shall mean a Master Lease dated as of
                 the date hereof between the Mortgagor, as lessor, and Sunrise Mills (MLP) Limited Partnership, a District of Columbia limited partnership ("Master Lessee"), as lessee, demising a portion of the Property, together with any amendments thereto pursuant to the provisions thereof.

                          Master Lease Guaranty shall mean the Guaranty dated
                 as of the date hereof from The Mills Limited Partnership, a Delaware limited partnership (the "Master Lease Guarantor") to the Mortgagor of the Master Lessee's obligations under the Master Lease, together with any amendments thereto pursuant to the provisions thereof.

                          Maturity shall mean the date on which the principal
                 of or any interest installment on the Mortgage Note shall become due and payable as therein or herein provided, whether at the Stated Maturity or by call for redemption, acceleration or otherwise.

                          Maturity Date shall mean July 31, 1998.

                          Mortgage shall mean this Mortgage, Security
                 Agreement, Assignment of Leases and Rents and Fixture Filing, as amended or supplemented from time to time pursuant to the provisions hereof.

                          Mortgage Note shall have the meaning stated in the
                 Preliminary Statement hereof and shall be in the form of Exhibit C hereto. Every reference to the Mortgage Note shall include any amendments or endorsements thereto or replacements, renewals or extensions thereof and any additional Mortgage Notes made in accordance with the provisions hereof, all of which shall be equally and ratably secured by this Mortgage.

                          Mortgagee shall have the meaning stated in the
                 Preliminary Statement hereof, and shall include after the date hereof its successors and assigns.

                          Mortgagor shall mean Sawgrass Mills Phase II Limited
                 Partnership, a Delaware limited partnership, for the period during which the same shall own the Property, and following any conveyance of the Property which is permitted by the terms of this Mortgage, shall mean the transferee for the period during which each transferee shall own the Property.

                          Officer's Certificate shall mean a certificate
                 delivered to the Mortgagee and signed by an officer of the Principal, which certificate shall be subject to the provisions of Article 36 hereof.

                          Operating Expenses shall mean any and all (a) actual
                 cash operating expenses relating to the operation of the Property, (b) the cost of ordinary maintenance and repairs of the Property and (c) real estate taxes and assessments relating to the Property. Operating Expenses shall not include (i) any interest and principal payments made to the Mortgagee and any other party and (ii) amounts disbursed for capital improvements to the Premises

                          Parties shall have the meaning stated in Article 36
                 hereof.

                          Permitted Exceptions shall mean those matters
                 identified in Exhibit B hereto.

                          Permitted Owner shall mean any one of the following:

                          (a)     The Principal;

                          (b)     One or more Approved Control Parties; or

                          (c) Any combination of the Principal and Approved Control Parties.

                          Person shall mean any individual, sole
                 proprietorship, corporation, general partnership, limited partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, bank, trust, estate, unincorporated organization, government (or any agency or political subdivision thereof) or any other form of entity.

                          Personal Property shall have the meaning stated in
                 Section 45.1 hereof.

                          Premises shall mean the Land, Improvements and
                 Equipment and all accessions and additions thereto and increases therein which constitute a part of the Improvements and/or Equipment.

                          Prime Rate shall mean 175 basis points in excess of
                 the rate of interest per annum as established by The Chase Manhattan Bank, N.A. or its successor (the "Reference Bank") in New York, New York from time to time as its prime or base lending rate, and shall be effective on the day the Reference Bank establishes such change, which rate, the Mortgagor acknowledges, may or may not be the Reference Bank's lowest rate. If the Reference Bank shall abolish or abandon the practice of establishing its prime or base lending rate or if such rate shall not be ascertainable, the Mortgagee shall designate by notice to the Mortgagor the floating commercial loan interest rate of Citibank, N.A. or its successor established from time to time as its prime or base lending rate, to be the Prime Rate hereunder.

                          Principal shall mean The Mills Limited Partnership or
                 The Mills Corporation or their respective successors.

                          Proceeds shall mean amounts, awards or payments
                 payable to the Mortgagor or the Mortgagee in respect of all or any part of the Property in connection with the damage, destruction or Taking thereof (after the deduction therefrom and payment to the Mortgagor and the Mortgagee, respectively, of any and all reasonable expenses incurred by the Mortgagor and the Mortgagee in the recovery thereof, including all attorneys' fees and expenses, the fees of insurance experts and adjusters and the costs incurred in any litigation or arbitration with respect to such damage, destruction or Taking).

                          Property shall have the meaning stated in the
                 Preliminary Statement hereof.

                          REA shall mean, collectively, the Construction
                 Operation and Reciprocal Easement Agreement No. 1 dated July 22, 1987 and filed in O.R. Book 15782 at page 1 of the Public Records of Broward County, Florida as amended, Construction Operation and Reciprocal Easement Agreement No. 3 filed on March 23, 1990 in O.R. Book 17270 at page 391 of the Public Records of Broward County, Florida, as amended or supplemented from time to time in accordance with the provisions hereof and the Declaration of Restrictions between the Mortgagor and Homeowners Warehouse, Inc. filed December 28, 1994 in O.R. Book 22981 at page 107 of the Public Records of Broward County, Florida.

                          Renewal Lease shall have the meaning stated in
                 Section 19(b) hereof.

                          Restoration shall mean, in case of damage to or
                 destruction or Taking of the Premises or any part thereof, the restoration, replacement or rebuilding of the Premises as nearly as practicable (after taking into account the consequences of a Taking, if any) to at least its value, utility and character (in light of commercial materials and services then available) immediately prior to such damage, destruction or Taking, together with such Alterations as may be made at the Mortgagor's election in accordance with the applicable provisions of this Mortgage.

                          Revenues shall mean any and all revenues and receipts
                 from the Property, including without limitation, all rents, additional rents and all other amounts received under leases of space at the Property and proceeds of business interruption or rent insurance, but excluding any security deposits (unless forfeited to the Mortgagor), prepayments of rent for more than one month in advance, amounts received from tenants and others in order to induce the Mortgagor to accept a surrender of a lease or occupancy agreement, condemnation awards, casualty insurance proceeds and the proceeds of the sale of any portion of the Property.

                          Secured Obligations shall have the meaning stated in
                 the Preliminary Statement hereof.

                          State shall mean the State of Florida.

                          Stated Maturity means the date specified in the
                 Mortgage Note as the fixed date on which the principal of or any interest installment on the Mortgage Note becomes due and payable.

                          Taking shall mean a temporary or permanent taking by
                 a government or political subdivision thereof or by a governmental agency, as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Land or any part thereof.

                          Tenant shall mean any Person liable by contract or
                 otherwise to pay rent or a percentage of gross income, revenue or profits pursuant to a Lease.

                          Threshold Amount shall mean 5% of the original
                 principal balance of the Mortgage Note.

                          Total Loss shall mean damage or destruction of the
                 Property by fire or other casualty (including hurricane and sinkhole) to the extent that the Mortgagor is not required, under the REA or under Leases from which are derived more then 80% of the Revenues of the Property to apply the Proceeds to the Restoration of the Premises.

                          Total Taking shall mean a permanent Taking of the
                 whole of the Premises or so much of the Premises such that it would be impracticable, even after Restoration, to operate the Premises as an economically viable super regional shopping mall and for which the REA does not require such Restoration.

                          U.S. Government Securities shall mean securities
                 evidencing an obligation to timely pay principal and interest in a full and timely manner that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of and guaranteed as a full faith and credit obligation by the United States of America, which in either case are not callable or redeemable at the option of the issuer thereof (including a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the securities or the specific payment of principal of or interest on the securities evidenced by such depository receipt).

                          2.      PARTICULAR COVENANTS, REPRESENTATIONS AND
WARRANTIES.

                          2.1.     Validity and Issuance of the Mortgage Note;
Title to the Premises. The Mortgagor covenants and agrees and represents and warrants as follows:

                          (i)     The Mortgagor is duly authorized under
applicable law and under its partnership agreement to execute and deliver this Mortgage, the Mortgage Note and the other Loan Documents to which it is a party and to grant, convey, transfer and assign the Property to the Mortgagee in accordance with this Mortgage; all partnership, corporate and governmental action, consents, authorizations and approvals necessary therefor have been duly and effectively taken or obtained; and this Mortgage, the

Mortgage Note and the other Loan Documents were duly executed and delivered and are legal, valid and binding obligations of the Mortgagor enforceable in accordance with their respective terms.

                          (ii)    At the time of execution of this Mortgage,
the Mortgagor held good and marketable fee simple title to the Land and Improvements, and good and marketable title to the Equipment and Personal Property (other than the Equipment and Personal Property which is leased to the Mortgagor by third parties, as to which the Mortgagor holds a valid, enforceable and unencumbered leasehold interest), subject to no liens, charges or encumbrances other than the Permitted Exceptions (excluding, however, Permitted Exceptions of the type described in clause (c) of Exhibit B hereto for purposes of this representation), and upon the execution by the Mortgagor of this Mortgage, the Mortgagee shall have a valid first mortgage lien on the Land and Improvements and a valid first priority security interest in the Equipment and Personal Property (other than that excluded above), subject to no liens, charges or encumbrances other than the Permitted Exceptions. The Mortgagor represents that there is no condemnation, appropriation or recapture proceeding pending or, to its knowledge, threatened with respect to the Property and there are no unrecorded options to purchase all or any part of the Property. The Permitted Exceptions affecting title to the Property at the time of execution of this Mortgage shall not materially adversely affect the ability of the Mortgagor to timely pay principal and interest due under the Mortgage Note. No title insurance company issuing a policy covering all or any part the Property shall be considered a beneficiary of, or entitled to rely on, the representations and warranties contained in this Mortgage.

                          (iii)   At the time of execution of this Mortgage,
there is no litigation to which the Mortgagor is a party which, if determined adversely to the Mortgagor, would have a material adverse effect on the financial position of the Mortgagor and would not be covered by insurance. At the time of execution of this Mortgage, there are no known material contingent liabilities of the Mortgagor.

                          (iv)    At the time of execution of this Mortgage,
the Mortgagor has no material past due financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Mortgagor is a party.

                          (v)     To the best of the Mortgagor's knowledge the
Property is, on the date hereof, not in violation of any Legal Requirement or any Insurance Requirement or of any agreement binding upon the Mortgagor or the Property, in any material respect.

                          2.2.     Maintenance of Validity and Recording.

                          (a)     The Mortgagor covenants that it will
forthwith after the execution and delivery of this Mortgage and hereafter as necessary from time to time cause this Mortgage and the other Loan Documents and any continuation statement or similar instrument relating to any property subject thereto or to any property intended to be granted, conveyed, transferred and assigned by this Mortgage to be filed, registered and recorded in such manner and in such places as may be required by law in order to publish notice and fully to protect the validity thereof or the grant thereby of the property subject thereto and the interest and rights of the Mortgagee therein. The Mortgagor covenants that it will pay or cause to be paid all taxes and fees incident to such filing, registration and recording (including without limitation Florida documentary stamp taxes and intangible taxes), and all expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all federal or state stamp taxes or other charges arising out of or in connection with the execution and delivery of such instruments.

                          (b)     The Mortgagor covenants that at all times it
will itself, or will use its best efforts to cause third parties to, preserve, warrant and defend the Mortgagee's title and right in and to the Property, subject to the Permitted Exceptions, against the claims of all Persons and will maintain and preserve such title and right so long as the Mortgage Note is outstanding.

                          (c)     Notwithstanding any provision to the contrary
contained herein, the Mortgagee hereby (i) consents to the modification of existing easements, rights of way, restrictive covenants or similar agreements included in the Permitted Exceptions and to the creation of additional easements, rights of way, restrictive covenants or similar agreements affecting title to the Premises, including in connection with an Alteration, and (ii) agrees that this Mortgage shall be subordinate to such modifications, additional easements, rights of way, restrictive covenants or similar agreements (but not subordinate to any liens that may be created pursuant to such modifications, additional easements, rights of way, restrictive covenants or similar agreements), provided that the Mortgagee receives, within five (5) days prior to the execution by the Mortgagor of such modification, additional easement, right of way, restrictive covenant or similar agreement, an Officer's Certificate confirming that such action (A) will either benefit the Property or will not affect the utility or operation of the Premises in any material adverse respect and (B) will not, to the best knowledge of the certifying officer, cause the Premises to be in violation of any Legal Requirement or of the REA, the Leases or any other agreement encumbering the Property or result in the loss of any certificate of occupancy and (C) will not result in or permit a material adverse effect on the value of the Property or impair the lien of this Mortgage, and with respect to all of the above the Mortgagor's written agreement to provide the

Mortgagee with an updated survey of the Premises, upon the reasonable request of the Mortgagee.

                          (d)     The Mortgagor covenants that it will deliver
to the Mortgagee a mortgagee's title insurance policy commitment in an amount not less than the aggregate principal amount of the Mortgage Note which title insurance policy shall be dated the Closing Date and shall insure that this Mortgage is a valid first priority grant of, and lien on, the Premises, subject only to the Permitted Exceptions. The issuer of such title insurance shall be one or more nationally recognized title insurance companies and there shall be reinsurance and direct access agreements to the extent the Mortgagee shall reasonably require.

                          2.3.     Negative Covenants.  The Mortgagor
covenants that it will not:

                                  (a)      engage, directly or indirectly, in
any business other than that arising out of entering into this Mortgage and the other Loan Documents to which the Mortgagor is a party and the ownership, operation, management, leasing, development and financing of the Property;

                                  (b)      partition the Property (except to a
tenancy-in-common permitted in accordance with Section 18.1(i));

                                  (c)      commingle its assets with the assets
of any of its Affiliates;

                                  (d)      guarantee any obligation of any
Person or make loans or advances to Affiliates of the Mortgagor except as expressly permitted by this Mortgage;

                                  (e)      incur, create or assume any
indebtedness, or transfer or lease the Property or any interest therein, except as permitted by Article 18 or Article 19 hereof; or

                                  (f)      voluntarily file, or consent to the
filing of, a petition for bankruptcy, reorganization, assignment for the benefit of creditors or similar proceeding, without the unanimous consent of its board of directors or of its general partners, as applicable.

The Mortgagor represents and warrants that on the Closing Date it does not have any indebtedness or obligations which would cause it to be in violation of the foregoing covenants.

                          2.4.     Existence and Rights.  The Mortgagor
covenants that it will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and will maintain adequate capitalization (taking into account, among other things, the market value of its assets) for its business purposes; that it will not modify its governing instruments in any manner that would have a material adverse effect on the interests of the Mortgagee hereunder; will pay all expenses of the Property from property of the Mortgagor; will maintain books and records and bank accounts separate from those of its Affiliates; will at all times hold itself out to the public as a legal entity separate and distinct from any of its Affiliates (including in its leasing activities, in entering into any contract, in preparing its financial statements, and in its stationery), and will cause its Affiliates to conduct business with it on an arm's-length basis; and will file its own tax returns or, if part of a consolidated group, will join in the consolidated tax return of such group as a separate member thereof.

                          2.5.     Payment of Taxes and Other Claims.  Subject
to the provisions of Article 11 hereof, the Mortgagor represents that there is no default in the payment of, and covenants that it will pay or discharge or cause to be paid or discharged before any fine, penalty, interest or cost may be imposed for nonpayment of, all taxes, assessments and governmental charges levied or imposed upon it or upon its income, profits or property.

                          2.6.     Payment of the Mortgage Note and All Other
Amounts. Subject to the provisions of Article 36 hereof, the Mortgagor will cause to be duly paid the principal of and interest on the Mortgage Note and all other amounts due under the Mortgage Note at the places, at the respective times and in the manner provided in the Mortgage Note. Subject to the provisions of Article 36 hereof, the Mortgagor also will cause to be duly paid all other charges, fees or other amounts which become due under this Mortgage or the other Loan Documents.

                          3.      MAINTENANCE AND REPAIRS, SHORING.  The
Mortgagor will keep, or cause to be kept, the Premises and the parking areas, sidewalks, curbs and streets and ways located on the Land and all other means of access to the Premises in good and clean order and condition and a first class manner such that the utility and operation of the Premises will not be affected in any material adverse respect, subject to ordinary wear and tear, and, subject to Excusable Delays and the provisions set forth in this Mortgage with respect to damage or destruction caused by fire other casualty or by a Taking, the Mortgagor will promptly make or cause to be made all necessary or appropriate repairs, replacements and renewals thereof (which if not made would affect the utility or operation of the Premises in any material adverse respect), whether interior or exterior, structural or nonstructural, ordinary or extraordinary. All repairs and replacements shall consist of materials which are compatible with the existing Improvements and installed in a good and workmanlike manner. The Mortgagor will do or cause others to do, to the extent permitted by applicable law, all shoring of foundations and walls (i) of any Improvements or (ii) of the ground adjacent thereto, and every other act necessary or appropriate for the preservation and safety of the Premises by reason of or in connection with any excavation or other building operation upon the Land or any adjoining property, whether or not the Mortgagor or any other Person shall, by any Legal Requirement, be required to take such action or be liable for failure to do so. Subject (to the extent applicable) to the provisions of Article 11 relating to permitted contests, the Mortgagor will not do or permit any act or thing which might affect the utility or operation of the Property or any part thereof in any material adverse respect, or commit or permit any waste of the Property or any part thereof.

                          4.      UTILITY SERVICES.  Subject to the provisions
of Article 11 hereof, the Mortgagor will pay or cause to be paid when due all charges for all public or private utility services, all public or private highway services, all public or private communication services and all sprinkler systems and protective services at any time rendered to or in connection with the Property or any part thereof and which are incurred by or on behalf of the Mortgagor.

                          5.      NO CLAIMS AGAINST MORTGAGEE.  Nothing
contained in this Mortgage shall constitute any consent or request by the Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof, nor as giving the Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Mortgagee in respect thereof or any claim that any lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the interest of the Mortgagee under this Mortgage.

                          6.      INDEMNIFICATION BY THE MORTGAGOR.  Subject to
the provisions of Article 36 hereof, the Mortgagor will protect, indemnify and save harmless the Mortgagee from and against: all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including all reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against the Mortgagee or the Property (without, as to both, the willful misconduct or negligence of the Mortgagee) by reason of the occurrence or existence of any of the following (to the extent that the insurance proceeds payable on account of the following and received by the Mortgagee shall be inadequate) prior to the payment in full of the Mortgage Note and the satisfaction of all conditions for the satisfaction and release or defeasance of this Mortgage: (a) ownership or possession of the Mortgagor's interest in the Property, or any interest therein, or receipt of any rent or other sum therefrom, (b) any accident, injury to or death of any Persons or loss of or damage to property occurring on or about the Premises or any part thereof or the adjoining parking areas, sidewalks, curbs, streets or ways, (c) any use, non-use or condition of the Premises or any part thereof or the adjoining parking areas, sidewalks, curbs, streets or ways, including claims or penalties arising from a violation of any Legal Requirement or Insurance Requirement, as well as any claim based on any patent or latent defect, whether or not discoverable by the Mortgagee, any claim the insurance as to which is inadequate, and any claim in respect of any adverse environmental impact or effect, (d) any failure on the part of the Mortgagor to perform or comply with any of the terms of this Mortgage, the REA, any Lease or any other Loan Document to which it is a party, (e) any performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof, (f) any negligence or tortious act or omission on the part of the Mortgagor or any of its agents, contractors, servants, employees, sublessees, licensees or invitees, (g) any contest referred to in Article 11, or (h) the presence at or under the Premises or the migration from or release upon the Premises of any Hazardous Substances. The Mortgagee shall give notice to the Mortgagor of any claims, liabilities, obligations, damages, penalties, costs or causes of action for which the Mortgagee believes it is entitled to indemnification hereunder promptly upon its discovery of the action or event giving rise to such claim, but the failure of the Mortgagee to provide such notice shall neither cause the forfeiture of the right to receive indemnity hereunder nor limit such right except to the extent, if any, that the Mortgagor is prejudiced by the failure of the Mortgagee to promptly give such notice.
Any amounts payable under this Section to the Mortgagee which are not paid within ten Business Days after written demand therefor by the Mortgagee, setting forth in reasonable detail the amount of such demand and the basis therefor, shall bear interest from the date of demand until paid at the Prime Rate, and shall be secured by this Mortgage. In case any action, suit or proceeding is brought against the Mortgagee by reason of any such occurrence, the Mortgagor, upon the request of the Mortgagee, will at the Mortgagor's expense resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel for the insurer of the liability or by counsel selected by the Mortgagor (unless reasonably disapproved by the Mortgagee). So long as the Mortgagor is resisting and defending such action, suit or proceeding as provided above in a prudent and commercially reasonable manner, the Mortgagee shall not be entitled to settle such action, suit or proceeding and claim the benefit of this Article 6 with respect to such action, suit or proceeding and the Mortgagee agrees that it will not settle any such action, suit or proceeding without the consent of the Mortgagor, which consent shall not be unreasonably withheld or delayed; provided that if the Mortgagor is not diligently defending such action, suit or proceeding in a prudent and commercially reasonable manner as provided above, the Mortgagee may settle such action, suit or proceeding subject only to the consent of the Mortgagor, which consent shall not be unreasonably withheld or delayed, and claim the benefit of this Article 6 with respect to settlement of such action, suit or proceeding.

                          7.      INSPECTION.  The Mortgagee and its authorized
representatives may, at all reasonable times and upon reasonable notice and (except in case of emergency) accompanied by an agent of the Mortgagor, enter and examine the Property, subject to the rights of tenants, and will use reasonable efforts not to interfere with the operation of the Property. If the Mortgagee reasonably suspects the presence at or under the Property, or the migration from or release upon the Property, of any Hazardous Substances, then, within twenty
(20) days after a request by the Mortgagee, the Mortgagor shall cause an environmental company reasonably satisfactory to the Mortgagee to conduct an environmental inspection of the Property, at the sole cost and expense of the Mortgagor, subject to the rights of tenants, and will use reasonable efforts not to interfere with the operation of the Property. Within thirty (30) days after the initial request by the Mortgagee, the Mortgagor shall deliver a copy of the report prepared by such environmental company to the Mortgagee. The Mortgagee shall not have any duty to make any such inspection and shall not have any liability or obligation for making or not making any such inspection.

                          8.      PAYMENT OF IMPOSITIONS, ETC.  Subject to the
provisions of Article 11 relating to permitted contests, the Mortgagor will pay, or cause to be paid, before any fine, penalty, interest or cost may be added for such nonpayment, all real estate taxes, assessments, fees, taxes on rents or rentals, and other governmental charges that may be levied or assessed against the Property or the Mortgagor with respect to the Property or rents therefrom or which become liens upon the Property (collectively, "Impositions"). The Mortgagor shall provide the Mortgagee evidence of the payment of such Impositions one Business Day prior to their due dates. The Mortgagor shall not be required to pay any income, excess profits or revenue tax, excise tax or inheritance tax, gift tax, franchise tax, corporation tax, capital levy, estate succession or other similar tax or charge that may be payable by or chargeable to the Mortgagee, any interest, fines, costs, additions to tax or penalties in respect thereof, unless such tax is imposed, levied or assessed in substitution for any Impositions that the Mortgagor is required to pay pursuant to this Article 8 as set forth in Article 43 hereof.

                          9.      COMPLIANCE WITH LEGAL AND INSURANCE
REQUIREMENTS, INSTRUMENTS. (a) Subject to the provisions of Article 11 relating to permitted contests, the Mortgagor will promptly, subject to Excusable Delays, (i) comply, or cause compliance, with all Legal Requirements and Insurance Requirements before the expiration of any applicable extension or grace period, whether or not compliance therewith shall require structural changes in the Improvements or interfere with the use and enjoyment of the Property or any part thereof, (ii) procure, maintain and comply with, all permits, licenses and other authorizations required by Legal Requirements to be complied with for any use then being made of the Premises or any part thereof, and for the proper operation and maintenance of the Improvements and the Equipment or any part thereof and (iii) comply with applicable duties or obligations under any instruments of record at the time in force binding upon, and enforceable against, the Mortgagor or the Property or any part thereof; provided that it shall not be a Default hereunder if it shall be the obligation of a Tenant to comply with any Legal Requirement or Insurance Requirement, or to procure, maintain or comply with any such permit, license or other authorization or comply with such duties or obligations so long as the Mortgagor promptly after receiving actual notice of any noncompliance commences and diligently pursues its rights against such Tenant and uses its diligent efforts to cause such Tenant to comply with such Legal Requirement or Insurance Requirement or to procure, maintain or comply with such permit, license or other authorization or comply with such duties or obligations within a reasonable time and the failure to comply with the requirement in question does not subject the Mortgagee to any of the risks described in clause (b) or (c) of Article 11 hereof and does not impair the validity of any insurance required to be maintained by the Mortgagor under Article 12 hereof or the right to full payment of any claims thereunder. The Mortgagor shall pay all fines, penalties, interest and costs imposed as a result of any failure of the Mortgagor or a Tenant to perform its respective obligations under this Article 9.

                          (b)     The Mortgagor covenants and agrees (i) to
perform punctually all material obligations and agreements to be performed by it as lessor under any Lease, or as a party to the REA, the Permitted Exceptions or the Management Agreement or any replacement management agreement, such that there will be no material and adverse impairment of the value of the Property or the Mortgagee's interest under this Mortgage and (ii) to do all things necessary or appropriate in the ordinary course of its business, to compel performance by each other party to each of such instruments of such other party's obligations and agreements thereunder to the extent any such failure would materially adversely affect the value or operation of the Property. The Mortgagor will maintain the validity, perfection, priority and effectiveness of this Mortgage and the other Loan Documents, and will not take any action, will not permit action to be taken by others and will not omit to take any action, nor, except as permitted by Article 19 hereof, will the Mortgagor give any notice, approval or consent or exercise any rights under or in respect of any Lease, or any of such other instruments, which action, omission, notice, approval, consent or exercise of rights would release any Tenant or other party from, or reduce any Tenant's or any other party's obligations or liabilities under, or would result in the termination, surrender or assignment of, or the amendment or modification of in any material adverse respect, or would impair the validity of, any Lease, any of such other instruments, this Mortgage or any of the other Loan Documents (other than as expressly permitted by Article 19 hereof), if any of the foregoing would affect the Property in any material adverse respect, without the prior written consent of the Mortgagee, and any attempt to do any of the foregoing without such consent shall be of no force and effect.

                          (c)     The Mortgagor represents that it has not
received any written notice of any violation which remains uncured, and that it has no actual knowledge, of any material respect in which it or the Premises is, on the date hereof, in violation of any

Legal Requirement (including violations with respect to the presence, use, storage or handling of any Hazardous Substances on, under, released upon or migrating from the Property) or Insurance Requirement or of any agreement binding upon the Mortgagor or the Property.

                          10.     LIENS.  Subject to the provisions of Article
11 relating to permitted contests and Section 18.3 relating to permitted indebtedness, the Mortgagor will not directly or indirectly create or permit or suffer to be created or to remain, and will discharge or promptly cause to be bonded or discharged by bonding, payment, final order of a court of competent jurisdiction or otherwise in an amount not less than the claim, within thirty Business Days after receiving written notice of the filing thereof, any mortgage, deed of trust, lien, encumbrance or charge upon, pledge of, or conditional sale or other title retention agreement with respect to, the Property or any part thereof, other than the Permitted Exceptions.

                          11.     PERMITTED CONTESTS.  Anything to the contrary
contained herein notwithstanding, the Mortgagor at its expense may contest, by appropriate legal, administrative or other proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or lien therefor or any Legal Requirement or Insurance Requirement or any taxes, assessments, charges or other amounts required to be paid pursuant to the provisions of Section 2.5 or Article 4 hereof, or the application of any instrument of record affecting the Property or any part thereof (other than the Loan Documents) or any claims or judgments of mechanics, materialmen, suppliers or vendors or any lien therefor, and may withhold payment of the same pending such proceedings if permitted by law; provided that (a) in the case of any Impositions or lien therefor or any claims or judgments of mechanics, materialmen, suppliers or vendors or any lien therefor, such proceedings shall suspend the collection thereof from the Mortgagor, the Mortgagee and the Property, (b) neither the Property nor any part thereof or interest therein would be in any danger of being sold, forfeited or lost if the Mortgagor pays the amount or satisfies the condition being contested, and the Mortgagor would have the opportunity to so pay or satisfy, and shall do so, if required, in the event of the Mortgagor's failure to prevail in the contest, (c) in the case of an Insurance Requirement, the failure of the Mortgagor to comply therewith shall not impair the validity of any insurance required to be maintained by the Mortgagor under Article 12 or the right to full payment of any claims thereunder, (d) in the case of taxes, if an amount can be contested without being paid, the Mortgagor shall escrow with the Mortgagee (to be held and invested by the Mortgagee, at the written direction and for the benefit of Mortgagor, in Permitted Investments) the amount being contested for so long as such amount is due and payable and unpaid, (e) in the case of any service described in Article 4, any contest or failure to pay will not result in a discontinuance of any such service, (f) in the case of any instrument of record affecting the Property or any part thereof, the contest or failure to perform under any such instrument shall not result in the placing of any lien on the Property or any part thereof unless such lien is bonded in an amount not less than the lien and (g) except to the extent the Mortgagor has provided sufficient Cash security therefor, neither the failure to pay or perform any obligation which the Mortgagor is permitted to contest under this Article 11 nor any adverse determination of any such contest shall result in a material adverse effect on the utility, value or operation of the Property.

                          12.     INSURANCE.

                          12.1.  Risks to be Insured.  The Mortgagor will
maintain or cause to be maintained, with insurers authorized to issue insurance in the State, insurance coverage as described in Exhibit D hereto and shall pay in a timely manner all Premiums due in connection therewith.

                          12.2.  Policy Provisions.  Each policy of insurance
maintained in respect of the Mortgagor and/or the Property pursuant to Section
12.1 shall (a) except in the case of workers' compensation insurance, name the Mortgagor as insured and name the Mortgagee as an additional insured or as loss payee; provided, however, in the case of public liability insurance the Mortgagee should be named as an additional insured (and not a loss payee); (b) except in the case of public liability insurance and workers' compensation insurance, provide that all Proceeds thereunder shall be payable to the Mortgagee pursuant to a standard first mortgagee endorsement, without contribution, and that adjustment and settlement of any loss in excess of the Threshold Amount shall be subject to the reasonable approval of the Mortgagee;
(c) include effective waivers by the insurer of all claims for insurance premiums against all loss payees, additional insureds and named insureds (other than the Mortgagor); (d) permit the Mortgagee to pay the premiums and continue any insurance upon failure of the Mortgagor to pay premiums when due, upon the insolvency of the Mortgagor or through foreclosure or other transfer of title to the property; (e) except in the case of public liability and workers' compensation insurance, provide that any Proceeds shall be payable to the Mortgagee and that the insurance shall not be impaired or invalidated by virtue of (i) any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by the Mortgagor, the Mortgagee or any other named insured, additional insured or loss payee, except for the willful misconduct of the Mortgagee knowingly in violation of the conditions of such policy, (ii) the occupation or use of the insured property for purposes more hazardous than permitted by the terms of the policy, (iii) any foreclosure or other proceeding or notice of sale relating to the insured property or (iv) any change in the possession of the insured properties without a change in the identity of the holder of actual title to the Property (provided that with respect to items (iii) and (iv), any notice requirements of the applicable policies are satisfied); (f) be subject to a deductible, if any, not greater in any material respect, in proportion to the coverage maintained, than the deductible applicable under such coverage on the date of this Mortgage, but in any event such deductible shall not exceed the deductible limits in effect as of the date hereof, unless otherwise agreed to by the Mortgagee and (g) provide that if all or any part of such policy shall be cancelled or terminated, or shall expire, the insurer will forthwith give notice thereof to each named insured, additional insured and loss payee and that no cancellation, termination, expiration, reduction in amount of, or material change (other than an increase) in, coverage thereof shall be effective until at least thirty days after receipt by each named insured, additional insured and loss payee of written notice thereof.

                          12.3.  Certificates.  The Mortgagor will deliver to
the Mortgagee on or prior to the Closing Date certificates setting forth in reasonable detail the material terms (including any applicable notice requirements) of all insurance policies that the Mortgagor is required to maintain hereunder, from the respective insurance companies that issued such policies and provide a true and certified copy of the policy to the Mortgagee within 90 days after the Closing Date. The Mortgagor will deliver to the Mortgagee, concurrently with each material change in or renewal of any insurance policy covering any part of the Premises required to be maintained by the Mortgagor hereunder, a true and certified copy of the endorsement reflecting the policy change.

                          12.4.  Replacement Policies.  Not less than ten
Business Days prior to the expiration, termination or cancellation of any insurance policy which the Mortgagor is required to maintain hereunder, the Mortgagor shall obtain a replacement policy or policies (or a binding commitment for such replacement policy or policies), which shall be effective no later than the date of the expiration, termination or cancellation of the previous policy, and shall deliver to the Mortgagee a certificate in respect of such policy or policies in the same form and (i) containing the same information as the certificates required to be delivered by the Mortgagor pursuant to the first sentence of Section 12.3, or a copy of the binding commitment for such policy or policies and (ii) confirming that such policy complies with all the requirements of Section 12.1. Within 90 days of such expiration, termination or cancellation the Mortgagor shall deliver to the Mortgagee a true and certified copy of such replacement policy.

                          12.5.  Reports of Insurance Broker.  Within 120 days
following the end of each calendar year during the term of this Mortgage commencing with the end of the 1996 calendar year, and concurrently with the delivery of each replacement policy or a binding commitment for the same pursuant to Section 12.4, the Mortgagor shall deliver to the Mortgagee a report from a reputable and experienced insurance broker or from the insurer setting forth the particulars as to all insurance obtained by the

Mortgagor pursuant to this Article 12 and then in effect and stating that all premiums then due thereon have been paid to the applicable insurers, that the same are in full force and effect and that, in the opinion of such insurance broker or insurer, such insurance otherwise applies in all material respects with the requirements of this Article 12.

                          12.6.  Separate Insurance.  The Mortgagor will not
take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this Article 12 unless such insurance complies with Section 12.2.

                          12.7.  Evidence of Payment of Insurance Premiums.
The Mortgagor shall, from time to time, supply the Mortgagee with the dates on which premiums under all existing insurance policies are required to be paid. The Mortgagor shall supply evidence to the Mortgagee of the payment of all premiums due on all insurance policies required to be maintained by the Mortgagor not less than one Business Day prior to their respective due dates.

                          12.8.  Tax Escrow Fund.  At the Mortgagee's option
after the occurrence of an Event of Default, the Mortgagor shall pay to the Mortgagee on the first day of each calendar month one-twelfth of an amount which would be sufficient to pay the Impositions payable, or estimated by the Mortgagee to be payable, during the next ensuing twelve (12) months (said amounts hereinafter called the "Tax Escrow Fund"). At the Mortgagee's Option, the Tax Escrow Fund and the payments of interest or principal or both, payable pursuant to the Mortgage Note, shall be added together and shall be paid as an aggregate sum by the Mortgagor to the Mortgagee. The Mortgagor hereby pledges to the Mortgagee any and all monies now or hereafter deposited in the Tax Escrow Fund as additional security for the payment of the Secured Obligations. The Mortgagee will apply the Tax Escrow Fund to payments of Impositions required to be made by the Mortgagor pursuant to Section 8 hereof. If the amount of the Tax Escrow Fund shall exceed the amounts due for Impositions pursuant to Section 8 hereof, the Mortgagee shall return any excess to the Mortgagor. In allocating such excess, the Mortgagee may deal with the person shown on the records of the Mortgagee to be the owner of the Property. If the Tax Escrow Fund is not sufficient to pay the items set forth above, the Mortgagor shall promptly pay to the Mortgagee, within ten (10) days after demand, an amount which the Mortgagee shall estimate as sufficient to make up the deficiency. Upon the occurrence of an Event of Default, the Mortgagee shall be entitled to exercise both the rights of setoff and banker's lien, if applicable, against the interest of the Mortgagor in the Tax Escrow Fund to the full extent of the outstanding balance of the Secured Obligations, application of any such sums to the Secured Obligations to be in any order in the sole discretion of the Mortgagee. Until expended or applied as above provided, any amounts in the Tax Escrow Fund shall constitute additional security for the Secured Obligations. The Tax Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by the Mortgagee. No earnings or interest on the Tax Escrow Fund shall be payable to the Mortgagor.

                          13.      ALTERATIONS AND ADDITIONS, ETC.  (a)  The
Mortgagor will not make or permit any material demolition, alteration, installation, addition, improvement, decoration or new construction (an "Alteration") to the Premises unless undertaken in accordance with, or not otherwise prohibited by, the applicable provisions of this Mortgage, the REA and the Leases and unless no Event of Default shall have occurred and be continuing or shall occur as a result of such action (except in the case that the Alteration is required to cure the Event of Default). The Mortgagor shall give the Mortgagee an Architect's itemized cost estimate of any Alteration reasonably estimated to exceed $150,000. Any Alteration which involves an estimated cost of more than $250,000 shall be conducted under the supervision of an Architect and no such Alteration shall be undertaken until five Business Days after there shall have been filed with the Mortgagee, for information purposes only and not for approval by the Mortgagee (unless otherwise required hereunder), detailed plans and specifications and cost estimates therefor, prepared and approved in writing by such Architect. Such plans and specifications may be revised at any time and from time to time provided that material revisions of such plans and specifications are filed with the Mortgagee, for information purposes only, together with the written approval thereof by such Architect. All work done in connection with any Alteration shall be performed with due diligence in a good and workmanlike manner, all materials used in connection with any Alteration shall be not less than the standard of quality of the materials currently used at the Premises and all work shall be performed and all materials used in accordance with all applicable Legal Requirements and Insurance Requirements. The cost of any Alteration shall be promptly and fully paid for by the Mortgagor or the Tenant performing the Alteration, subject to the Mortgagor's right to contest any amount claimed to be due in accordance with the provisions in Article 11 of this Mortgage.

                          (b)     The Mortgagor may make, or cause or permit to
be made, without the prior consent of the Mortgagee, Alterations to the Premises which involve on a cumulative basis less than 10,000 rentable square feet and the cost of which does not exceed $150,000. Any other Alterations shall require the prior written consent of the Mortgagee.

                          (c)     Builder's risk insurance (in completed value
form, with, if applicable, an endorsement for off-site storage of materials) and public liability insurance, including bodily injury and property damage liability and comprehensive general liability insurance in accordance with clause (b) of Exhibit D hereto, shall be maintained or caused to be maintained by the Mortgagor at all times during which any Alteration estimated by the Mortgagor to cost more than $250,000 is in progress. The insurance provided for in this Section 13(c) shall be in addition to the insurance required to be maintained pursuant to clauses

(a) and (b) of Exhibit D hereto and may be effected by an appropriate endorsement, if obtainable, upon the policy or policies of insurance referred to in Section 12.1 hereof. All insurance provided for in this Section 13(c) shall be effected under a valid and enforceable policy or policies issued by insurers which meet the requirements set forth in Exhibit D hereto, and, prior to the commencement of any Alteration which is reasonably estimated by the Mortgagor to cost more than $250,000, the Mortgagor will furnish to the Mortgagee certificates in respect of such insurance in the form described in the first sentence of Section 12.3 hereof and either a report of an insurance broker or an Officer's Certificate containing a statement of the insurance effected by the Mortgagor pursuant to this Section 13(c) and then in force and stating that the insurance then in force complies with the covenants in this
Section 13(c).

                          (d)     No Alteration shall be performed by or on
behalf of the Mortgagor at the Property if the costs thereof, as reasonably estimated by an Architect (other than an Alteration the cost of which a Tenant is obligated to pay directly or to reimburse the Mortgagor for and which the Mortgagor reasonably believes and demonstrates to the reasonable satisfaction of the Mortgagee that the Tenant will be able to pay directly or to reimburse the Mortgagor, as applicable), which are due and payable and unpaid exceed the Threshold Amount (adjusted as described below) unless the Mortgagor shall have furnished the Mortgagee with a completion guarantee made by the Mortgagor, which is subject to the provisions of Section 36 and which is secured by Cash deposited with the Mortgagee in an amount not less than the difference between such due and payable and unpaid costs and the Threshold Amount (adjusted as described below) to be held and invested by the Mortgagee as the Mortgagee in its reasonable discretion shall determine (with no assurances whatsoever as to if and how much interest or earnings will be earned on such sums held and invested by the Mortgagee), until applied by the Mortgagee in accordance with the terms hereof. The Threshold Amount shall be reduced on any given date by the Architect's reasonable estimate of the cost, if work on the Alterations were to be terminated on such date, to restore the Premises to the extent necessary so that, as restored, there would be no material adverse effect on the value of the Premises. Costs which are subject to retainage shall be treated as due and payable and unpaid from the date they would be due and payable but for their characterization as subject to retainage. In the event that any Alteration shall be made in conjunction with any Restoration with respect to which the Mortgagor shall be entitled to withdraw Proceeds pursuant to Section 14.2 hereof, the amount of the Cash to be furnished pursuant hereto need not exceed the aggregate cost of such Restoration and such Alteration (as reasonably estimated by the Architect) less the sum of the amount of any Proceeds which the Mortgagor may be entitled to withdraw pursuant to Section
14.2 hereof and the Threshold Amount (adjusted as described above). The Architect shall deliver to the Mortgagee a schedule setting forth the projected stages of completion of the

Alteration and the corresponding amounts equal to such completion. From time to time as the Alteration progresses, the amount of any Cash so furnished may be withdrawn by the Mortgagor and paid or otherwise applied by or returned to the Mortgagor in an amount equal to the amount the Mortgagor would be entitled to so withdraw if Section 14.2 hereof were applicable. At any time after substantial completion of any Alteration in respect whereof Cash was deposited pursuant hereto, the whole balance of any Cash so deposited with the Mortgagee and then remaining on deposit may be withdrawn by the Mortgagor and shall be paid by the Mortgagee to the Mortgagor without any interest, if any, earned thereon, within ten (10) days after receipt by the Mortgagee of an application for such withdrawal and/or release, together with (x) duly executed and acknowledged lien waivers, in form and substance reasonably satisfactory to the Mortgagee, from all contractors and subcontractors who performed work in connection with the Alteration and (y) an Officer's Certificate, and signed also (as to clause (1) of this Section) by the Architect, setting forth in substance as follows:

                          (1) that the Alteration in respect of which such Cash was deposited, has been completed in accordance with any plans and specifications therefor previously filed with the Mortgagee under Section 13(a) hereof, with final completion evidenced either by a certificate to such effect provided by the Architect or by a certificate of occupancy or temporary certificate of occupancy, if applicable;

                          (2) that to the best knowledge of the certifying Person, all amounts which the Mortgagor is or may become liable to pay in respect of such Alteration through the date of the certification have been paid in full or adequately provided for or are being contested in accordance with Article 11 hereof and that lien waivers have been obtained from the general contractor and major subcontractors performing such Alterations;

                          (3) that to the best knowledge of the certifying Person, such Alteration has not been performed in violation of any Legal Requirement and will not result in the loss of any certificate of occupancy;

                          (4) that to the best knowledge of the certifying Person, the Property, after giving effect to such Alteration, can be used for the purpose for which it was intended; and

                          (5) that to the best knowledge of the certifying Person, no Default or Event of Default has occurred and is continuing.

                          14.     DAMAGE, DESTRUCTION AND RESTORATION.

                          14.1.  The Mortgagor to Give Notice.  In case of any
damage to or destruction of the Premises or any part thereof for any reason (which shall include earthquake for all purposes under this Mortgage), the Restoration of which is reasonably estimated to cost more than $100,000, the Mortgagor will promptly give written notice thereof to the Mortgagee, generally describing the nature and extent of such damage or destruction.

                          14.2.  Application of Insurance Proceeds.  If no
Event of Default or a Default with respect to any monetary obligation hereunder or under the Mortgage Note shall have occurred and be continuing, the Mortgagee consents to the direct payment to the Mortgagor of Proceeds up to the Threshold Amount paid on account of any damage to or destruction of the Premises (other than Proceeds paid in respect of the insurance described in clause (d) of Exhibit D hereto), subject to the interest of the Mortgagee therein under this Mortgage and the provisions hereof. The Mortgagor hereby irrevocably assigns to the Mortgagee, as additional security, all Proceeds payable on account of any damage to or destruction of all or any part of the Premises, and agrees to the payment to the Mortgagee of all such Proceeds in excess of the Threshold Amount to be held and invested by the Mortgagee as the Mortgagee in its reasonable discretion shall determine (with no assurances whatsoever as to if and how much interest or earnings will be earned on such sums held and invested by the Mortgagee), until applied by the Mortgagee in accordance with the terms hereof. The Mortgagor and the Mortgagee each shall hold all Proceeds received by it pursuant to this Section (which shall not apply to any Proceeds payable under public liability insurance and workers' compensation insurance) in trust to be applied first, to the extent required under this Mortgage, to the cost of Restoration in accordance with the provisions of this Mortgage (except that proceeds paid in respect of the insurance described in clause (d) of Exhibit D hereto shall be paid into a separate trust account established by the Mortgagee for such purpose to be applied to payment of amounts due under the Mortgage Note or otherwise secured hereby in accordance with the provisions hereof applicable to such account). The earnings, if any, which accrue from investment of any Proceeds shall remain in such trust account, less any expenses incurred by the Mortgagee in investing such Proceeds and less the amounts required by the Mortgagor or its direct or indirect partners, if Mortgagor is a partnership, to pay income taxes on such earnings as and when due, so long as no Event of Default or a Default of any monetary obligation hereunder or under the Mortgage Note shall have occurred and be continuing. To the extent that this Mortgage provides for Proceeds to be held by the Mortgagee and applied to a Restoration (including Restoration resulting from a Taking as provided in Section 15.2), provided that no Event of Default has occurred or is continuing, such Proceeds shall be paid by the Mortgagee to the Mortgagor at any time or from time to time, as such Restoration progresses, either to pay or to reimburse the Mortgagor for expenditures made or then required to be made for Restoration, including payments to contractors, subcontractors, materialmen, suppliers, attorneys, engineers, architects or other Persons who have rendered services or furnished materials for such Restoration, subject to and reflecting customary retentions reasonably satisfactory to the Mortgagee pending completion of the work, and all other costs and expenses actually incurred by the Mortgagor in connection with such Restoration, upon the receipt by the Mortgagee of an Officer's Certificate dated not more than 10 days prior to the application for such withdrawal, requesting such payment or reimbursement and setting forth the work performed which is the subject of the application, the parties which performed the work and the actual cost thereof, accompanied by (x) duly executed and acknowledged lien waivers, in form and substance reasonably satisfactory to the Mortgagee, from contractors and subcontractors covering in the aggregate all sums previously disbursed from the Proceeds held by the Mortgagee and (y) an Architect's certificate certifying without unreasonable qualification the due performance of the work covered by such application and the cost estimate of the unfinished portion of the Restoration; provided, however, that to the extent that an Architect's cost estimate of the unfinished portion of the Restoration exceeds the then remaining Proceeds on deposit with the Mortgagee, then the Mortgagee shall not be obligated to make the disbursement requested by the Mortgagor in its application and no further Proceeds shall be made available to the Mortgagor unless and until an amount in Cash equal to such excess is deposited with the Mortgagee for disposition in the same manner as such Proceeds. The Mortgagee will apply the balance of any remaining Proceeds held by it after the application of such Proceeds to the Restoration and the completion thereof to the reduction of the Secured Obligations. The Mortgagor will, in good faith and with due diligence, subject to Excusable Delays, file and prosecute the Mortgagor's claim for any such Proceeds and, subject to the provisions of this
Section 14.2 relating to the direct payment to the Mortgagor of any Proceeds up to the Threshold Amount, will cause the same to be collected and paid over to the Mortgagee, to be held and applied in accordance with the provisions of this Mortgage. The Mortgagor hereby irrevocably authorizes and empowers the Mortgagee, in the name of the Mortgagor as its true and lawful attorney-in-fact, to file and prosecute such claim and to collect and to make receipt for any such payment, and, in the event the Mortgagor fails so to act or if an Event of Default or a Default with respect to any monetary obligation hereunder or under the Mortgage Note shall have occurred and be continuing, then in such case the Mortgagee may file such claim and prosecute it with counsel satisfactory to the Mortgagee at the expense of the Mortgagor. The Mortgagee shall have the right to approve, such approval not to be unreasonably withheld, any settlement of any loss in excess of the Threshold Amount, and the Mortgagor will deliver or cause to be delivered to the Mortgagee all instruments reasonably requested by the Mortgagee to permit such approval. The Mortgagor on demand will pay all costs, fees and expenses reasonably incurred by the Mortgagee (including all reasonable attorneys' fees and expenses, the fees of insurance experts and adjusters and the reasonable costs incurred in any litigation or arbitration) in connection with any damage or destruction to the

Premises and seeking and obtaining any payment on account thereof.

                          14.3.  Restoration.  In the event that the damage or
destruction does not constitute a Total Loss, the Mortgagor shall be obligated, at its expense (whether or not the Proceeds are sufficient for such purpose), to effect the Restoration of the Premises in accordance with the provisions of the REA and the Leases subject to Excusable Delays, and shall use all or a portion of such Proceeds to the extent required, and the Mortgagee shall make such Proceeds paid to Mortgagee as provided in Section 14.2 available to the Mortgagor (all such Proceeds to be held by the Mortgagor in trust, to be applied first to the payment of all costs incurred to effect the Restoration), for Restoration in accordance with the provisions of this Mortgage. In the event of a Total Loss, if the Mortgagor elects to restore the Property the Mortgagor shall cause the Architect to prepare both a cost estimate and schedule for Restoration of the Premises and to provide such estimate and schedule to the Mortgagee and the Mortgagor. In the event that such schedule indicates that all of the Restoration except for work with a value not in excess of the Threshold Amount cannot be completed prior to the earlier of (i) the date upon which the insurance described in clause (d) of Exhibit D hereto (plus any extension thereof obtained in addition to that so required) would be exhausted or (ii) a date which is 90 days prior to the Maturity Date or, if the Extension Notice has been given and the Mortgagor qualifies for an extension of the Maturity Date thereunder, the Extended Maturity Date, then the Mortgagee shall apply the Proceeds to the prepayment in full of the Mortgage Note and all other sums secured hereby. If, after a Total Loss, the Mortgagor is not required based upon the Architect's cost estimate and schedule for Restoration to apply the Proceeds to prepay the Mortgage Note pursuant to the preceding sentence, the Mortgagee shall apply the Proceeds, at the option of the Mortgagor (to be exercised by the Mortgagor giving notice thereof to the Mortgagee, but to be exercised only in accordance with the Mortgagor's obligations regarding restoration under the REA and the Leases) to either (i) the Restoration of the Premises in accordance with the provisions of the REA or
(ii) the prepayment in full of the Mortgage Note and all other sums secured hereby. In the event the Mortgagor is required or elects to apply the Proceeds to prepay the Mortgage Note in full, any Proceeds remaining after such prepayment shall be paid to the Mortgagor or as it may direct in writing. In the event that the Proceeds are insufficient to prepay the Mortgage Note in full after the Mortgagor elects to so apply the Proceeds, the Mortgagor shall continue to be obligated, subject to the provisions of Article 36 hereof, to pay immediately the amount of such insufficiency to the Mortgagee until such amount is satisfied. In the event the Mortgagor is obligated or elects to effect Restoration of the Premises, the Mortgagor shall promptly commence and complete the Restoration of the Premises in accordance with the provisions of the REA, the Leases, and this Mortgage (including without limitation the provisions of Section 13(c) hereof), subject to

Excusable Delays, and any Proceeds remaining after completion of such Restoration and delivery of the Officer's Certificate required under Section 13(d) hereof shall be paid to the Mortgagor or as it may direct in writing.

                          15.     TAKING OF PROPERTY.

                          15.1.  The Mortgagor to Give Notice; Assignment of
Awards, etc. In case of a Taking of all or any part of the Premises, or the commencement of any proceedings or negotiations which might result in any such Taking, the Mortgagor will promptly give written notice thereof to the Mortgagee, generally describing the nature and extent of such Taking or the nature of such proceedings or negotiations and the nature and extent of the Taking which might result therefrom. As additional security, the Mortgagor hereby irrevocably assigns, transfers and sets over to the Mortgagee, subject to the provisions of this Mortgage and the REA, all rights of the Mortgagor to any Proceeds on account of any Taking, subject to the provisions of this Mortgage with respect to the use and application of any such Proceeds and provided that in the case of an amount of such Proceeds which is not more than the Threshold Amount, if no Event of Default or a Default with respect to any monetary obligation hereunder or under the Mortgage Note shall have occurred and be continuing, the Mortgagor shall have the right to receive direct payment of such Proceeds, to be held and applied to the Restoration in accordance with the provisions of this Mortgage and the REA (all such Proceeds to be held by the Mortgagor in trust, to be applied first to the payment of all costs incurred to effect the Restoration). If the amount of Proceeds is reasonably estimated by the Mortgagor to exceed the Threshold Amount, the settlement of any such proceeding and the amount of Proceeds payable in respect thereof shall be subject to the reasonable approval of the Mortgagee and the Mortgagor will deliver or cause to be delivered to the Mortgagee all instruments reasonably requested by it to permit such approval, provided that no such approval shall be required if the Proceeds shall be sufficient to prepay in full the Mortgage Note and all other sums secured hereby and the Mortgagor is permitted and has elected to do so. The Mortgagor will in good faith and with due diligence, subject to Excusable Delays, file and prosecute the Mortgagor's claim for any such Proceeds and, subject to the provisions of the second sentence of this
Section 15.1, will cause the same to be collected and paid over to the Mortgagee, to be held and applied in accordance with the provisions of this Mortgage and the REA. The Mortgagor hereby irrevocably authorizes and empowers the Mortgagee, in the name of the Mortgagor as its true and lawful attorney-in-fact, to file and prosecute such claim (with counsel satisfactory to the Mortgagee at the expense of the Mortgagor) and to collect and to make receipt for any such award or payment in the event the Mortgagor fails so to act or if an Event of Default or a Default of any monetary obligation hereunder or under the Mortgage Note shall have occurred and be continuing. The Mortgagor will pay all costs, fees and expenses reasonably incurred by the Mortgagee (including all reasonable attorneys' fees and expenses, the fees of insurance experts and adjusters and the reasonable costs incurred in any litigation or arbitration) in connection with any Taking and seeking and obtaining any award or payment on account thereof.

                          15.2.  Partial Taking.  In case of a Taking of the
Property other than a Total Taking, the Mortgagor shall be obligated, at its expense (whether or not the Proceeds shall be sufficient for such purpose, but subject to the provisions of Article 36 hereof) to effect Restoration of the Premises in accordance with the provisions of the REA, the Leases, and this Mortgage subject to Excusable Delays.

                          15.3.  Application of Awards, etc.  All Proceeds
received by or payable to the Mortgagee on account of a Taking shall be held and invested by the Mortgagee, subject to the provisions of the REA, until applied by the Mortgagee as follows:

                                  (a)      All Proceeds (excluding the Proceeds
on account of a Taking for temporary use) other than Proceeds received on account of a Total Taking shall be applied to the Restoration of the Premises, subject to the provisions of the REA, as if such Proceeds were Proceeds of a casualty to be applied pursuant to Section 14.2, and after the completion of the Restoration of the Premises, any balance of the Proceeds remaining (excluding the proceeds on account of a Taking for temporary use or proceeds which are not in respect of a diminution in value of the Premises) shall be applied as a partial prepayment (without premium) of the Mortgage Note and all other sums secured hereby.

                                  (b)      All Proceeds received on account of
a Total Taking of the Property shall be applied, subject to the provisions of the REA, to the prepayment in full (without premium), to the extent that the Proceeds are sufficient therefor, of the Mortgage Note and all other sums secured hereby, and the balance, if any, shall be paid over and assigned to the Mortgagor or as it may direct in writing. In the event that the Proceeds are insufficient to prepay the Mortgage Note in full (without premium), the Mortgagor shall be obligated, subject to the provisions of Article 36 hereof, to pay immediately the amount of such insufficiency to the Mortgagee.

                          16.     EVICTION BY PARAMOUNT TITLE.  The Mortgagor,
within two Business Days of obtaining knowledge of the pendency of any proceedings for the eviction of the Mortgagor from the Premises or any part thereof by paramount title or otherwise questioning the Mortgagor's title to the Premises as warranted in this Mortgage, or of any condition which might reasonably be expected to give rise to any such proceedings, shall notify the Mortgagee thereof. The Mortgagee may participate in such proceedings, and the Mortgagor will deliver or cause to be delivered to the Mortgagee all instruments reasonably requested by the Mortgagee to permit such participation. In any such proceeding the Mortgagee may be represented by counsel reasonably satisfactory to the Mortgagee at the reasonable expense of the Mortgagor. The Mortgagor will pay all costs, fees and expenses reasonably incurred by the Mortgagee (including all reasonable attorneys' fees and expenses, the fees of insurance experts and adjusters and the reasonable costs incurred in any litigation or arbitration) in connection with any such proceeding and seeking and obtaining any award or payment on account thereof.

                          17.     BOOKS AND RECORDS, FINANCIAL STATEMENTS,
REPORTS AND OTHER INFORMATION.

                          17.1.  Books and Records.  The Mortgagor will keep
proper books of record and account, in which accurate and complete entries shall be made of all dealings or transactions of or in relation to the Property and the business and affairs of the Mortgagor relating to the Premises. The Mortgagee and its authorized representatives may, from time to time, designate an agent to examine, at reasonable times and upon reasonable notice, the books and records of the Mortgagor relating to the operation of the Premises.

                          17.2.  Financial Statements.  (a)  Not later than one
hundred twenty (120) days after each December 31 after the date hereof and for the year then ended, the Mortgagor will deliver to the Mortgagee its unaudited balance sheet and financial statement of income and expenses relating to the Property for such year, all in reasonable detail as to the sources and character thereof and stating in comparative form the figures for the previous year. Such annual financial statements for each year shall be accompanied by an Officer's Certificate certifying that such statements are true and correct in all material respects, and that the officer signing such certificate has obtained no knowledge of any Default or Event of Default or, if so, specifying each such Default or Event of Default and the nature and status thereof and what action the Mortgagor is taking and proposes to take with respect thereto; provided, however, that if the Mortgagee shall reasonably believe that such financial statements may not have been prepared in accordance with generally accepted accounting principles, consistently applied, then the Mortgagee may also require delivery of financial statements certified by a public accounting firm approved by the Mortgagee. Without limitation, any of the six largest national accounting firms shall be acceptable to the Mortgagee.

                          (b)  Not later than ninety (90) days after the end of
each fiscal quarter (other than the fourth quarter) of the Mortgagor, the Mortgagor will deliver to the Mortgagee its unaudited balance sheet and financial statement of income and expenses relating to the Property for such quarter, all in reasonable detail as to the sources and character thereof.
Such unaudited financial statements shall be accompanied by an Officer's Certificate certifying that such statements are true and correct in all material respects, and that the officer signing such certificate has obtained no knowledge of a Default or Event of Default or, if so, specifying each such Default or

Event of Default and the nature and status thereof and what action the Mortgagor is taking and proposes to take with respect thereto; provided, however, that if the Mortgagee shall reasonably believe that such financial statements may not have been prepared in accordance with generally accepted accounting principles, consistently applied, then the Mortgagee may also require delivery of financial statements certified by a public accounting firm approved by the Mortgagee. Without limitation, any of the six largest national accounting firms shall be acceptable to the Mortgagee.

                          17.3.  Additional Information.  The Mortgagor will
deliver to the Mortgagee, in each case certified as true and accurate by an officer of the Principal (i) not later than thirty (30) days after the end of each fiscal year of the Mortgagor, and more frequently (but not more frequently than once every 90 days, absent an Event of Default) if so requested by the Mortgagee, an annual rent roll dated not later than the anniversary of the date of the last rent roll so delivered, in respect of the Property, setting forth opposite the name of each Tenant the space occupied by such Tenant, the annual minimum rent, percentage rent, common area maintenance charges, real estate taxes, promotional fund contributions and other charges payable by such Tenant, the expiration date (excluding renewals) of the Lease for such Tenant, renewal and expansion options contained in such Lease, security deposits and any other information reasonably requested by the Mortgagee, (ii) notice in the event of any (a) material change in an insurance policy or coverage, (b) material tort actions against the Mortgagor relating to the Premises not covered by insurance, (c) Event of Default under this Mortgage, (d) material casualty to the Property, (e) change in the Manager, (f) release of the lien of this Mortgage in whole or in part or (g) amendments to any Loan Document, and (iii) a copy of any notice from any environmental authority having jurisdiction over the Property with respect to a condition existing or alleged to exist or emanate from or at the Property received by the Mortgagor.

                          17.4.  Other Information.  The Mortgagor will, at any
and all times, within a reasonable time after written request by the Mortgagee, furnish or cause to be furnished to the Mortgagee, in such manner and in such detail as may be reasonably requested by the Mortgagee, additional reasonable information with respect to the Property.

                          17.5.  Confidentiality.  The Mortgagee and its
authorized representatives, officers, directors and employees shall cause their authorized representatives, directors, officers and employees, agents, attorneys, accountants, financial advisors and other representatives to keep confidential all leases, lease abstracts, rent rolls, financial statements, appraisals and other financial information including information relating to lease terms and identities of tenants furnished or obtained hereunder (the "Confidential Information") and to use reasonable efforts, if such material is not marked "Proprietary" or "Confidential" and to use special efforts, if such marked material is so marked, to not, without the prior written consent of the Mortgagor, disclose such Confidential Information in any manner whatsoever, in whole or in part; provided, however, that the Mortgagee and its authorized representatives shall be permitted to disclose Confidential Information if required by law or court order or in connection with any assignment or participation of its interest hereunder.
This Section shall not apply to any provisions of the Confidential Information which are or become generally available to the public.

                          18.     TRANSFERS AND INDEBTEDNESS.  Unless such
action is permitted by the provisions of this Article 18 or the provisions of
Section 2.2(c) or Article 19 hereof, the Mortgagor will not (i) sell, assign, convey, transfer or otherwise dispose of a legal or beneficial interest in all or any part of the Property, (ii) incur indebtedness, (iii) mortgage, hypothecate or otherwise encumber or grant a security interest in the Property or (iv) sell, assign, convey, transfer, mortgage, encumber, grant a security interest in, or otherwise dispose of any legal or beneficial interest in the Mortgagor, or permit any owner of a legal or beneficial interest in the general partner of the Mortgagor to do the same. Nothing in this Article 18 shall restrict or prohibit the right of Mortgagor to enter into any Lease if otherwise not prohibited by the terms of Article 19 hereof.

                          18.1.  Sale of Equipment.  The Mortgagor may transfer
or dispose of Equipment which is being replaced or which is no longer necessary in connection with the operation of the Premises free from the lien of this Mortgage, provided that such transfer or disposal will not adversely affect the value of the Property, will not materially impair the utility of the Premises, will not result in a reduction or abatement of, or right of offset against, the rentals payable under any Lease and will not violate any term, covenant or condition of the REA, and provided further that any new Equipment acquired by the Mortgagor (and not so disposed of) shall be subject to the first lien of the Mortgagee under this Mortgage unless leased to the Mortgagor. The Mortgagee shall, from time to time, upon receipt of an Officer's Certificate requesting the same and confirming satisfaction of the conditions set forth above, execute a written instrument in form reasonably satisfactory to it to confirm that such Equipment which is to be, or has been, sold or disposed of is free from the lien of this Mortgage.

                          18.2.  Transfer or Encumbrance of Interests in the
Mortgagor. A sale, assignment, conveyance, transfer, or other disposition or hypothecation or other encumbrance of a direct or indirect beneficial interest in the Mortgagor shall be permitted if (I) the Mortgagee shall have consented in advance in writing thereto or (II) after giving effect to the proposed transaction, a Permitted Owner or an Affiliate of the Mortgagor or of a Permitted Owner, shall, individually or acting in concert, be a managing or co-managing general partner of, or control, the

Mortgagor or such Permitted Owner and the Mortgagor shall continue to be in compliance with Sections 2.3 and 2.4 hereof; provided, however, that any permitted transferee of a general partner's interest in the Mortgagor shall execute an acknowledgement in the form of Exhibit E hereto, subject to the provisions of Article 36, of the continuing obligation of the Mortgagor under this Mortgage.

                          18.3.  Indebtedness.  The Mortgagor shall not incur,
create or assume any indebtedness or incur any liabilities, unless otherwise expressly permitted under the terms of this Mortgage, without the prior written consent of the Mortgagee; provided, however, that the Mortgagor may, without the consent of the Mortgagee, incur, create or assume the following indebtedness:

                                  (i)      the Mortgage Note and the other
                 obligations, indebtedness and liabilities secured by this Mortgage or set forth in any other Loan Document; and

                                  (ii)     amounts, not secured by the
                 Premises, payable by or on behalf of the Mortgagor for or in respect of the operation of the Property in the ordinary course of operating the Mortgagor's business, including amounts payable by or on behalf of the Mortgagor to suppliers, contractors, mechanics, vendors, materialmen or other persons providing property or services to the Mortgagor or to the Premises and capitalized personal property leasing expense, or in connection with the ownership, management, operation, leasing, cleaning, maintenance, repair, replacement, financing, improvement, alteration or restoration thereof incurred in the ordinary course of operating the Mortgagor's business.

                          18.4.  Notice.  Not less than five Business Days
prior to the closing of any transaction subject to the provisions of Sections
18.2 or 18.3 hereof, the Mortgagor shall deliver to the Mortgagee an Officer's Certificate describing the proposed transaction and stating that such transaction is permitted by this Article 18 and that after giving effect thereto the Mortgagor will remain in compliance with Sections 2.3 and 2.4 hereof, together with any other documents upon which such Officer's Certificate is based. In addition, the Mortgagor shall provide the Mortgagee with copies of assignments of partnership interests in the Mortgagor and other similar closing documents within ten days after such closing.

                          19.     PERFORMANCE OF LEASES; APPLICATION OF RENTS.
(a) The Mortgagor shall timely perform and observe or cause to be performed or observed all the material terms, covenants and conditions required to be performed and observed by the Mortgagor under the Leases and the REA, such that there will be no material and adverse impairment of the value of the Property or the Mortgagee's interest under this Mortgage. The Mortgagor will promptly deliver to the Mortgagee a copy of any notice from any

Tenant under any Lease covering 5% or more of the gross leasable area of the Premises (and covering less than 5% or more of the gross leasable area of the Premises if there are notices from other Tenants under Leases covering in the aggregate 15% or more of the gross leasable area of the Premises), claiming that the lessor is materially in default in the performance or observance of any of the terms, covenants or conditions thereof to be performed or observed by the lessor.

                          (b)     The Mortgagor has engaged Management
Associates Limited Partnership, a Delaware limited partnership ("MALP"), as manager. The Mortgagor with the prior written consent of the Mortgagee, which consent shall not be unreasonably withheld, shall have the right to engage any other reputable and experienced professional management company having under management, at the time of engagement, at least six regional shopping centers comprising an aggregate of at least four million square feet (exclusive of the Property) and substantial experience in the management of value-oriented malls or centers, as the Manager of the Property. The Mortgagor shall, or shall cause the Manager to, manage and operate the Premises in a reasonably prudent manner and shall not enter into any Lease after the date hereof which would, evaluated alone or in conjunction with any then existing leases, result in any material impairment of the fair market value, as of the date such Lease is executed by the Mortgagor, of the Property. The Mortgagor shall not modify the Management Agreement in any respect which would have a materially adverse effect on the operation of, or the Available Cash Flow generated by, or the value of, the Premises without the prior approval of the Mortgagee. The Mortgagor may enter into any Lease which is not inconsistent with the provisions of this Article 19 and the other applicable provisions of this Mortgage, if any, and the Mortgagor agrees to deliver a true and correct copy of each Lease to the Mortgagee. Notwithstanding anything contained herein to the contrary, the Mortgagor shall not, without the prior written consent of the Mortgagee in each instance, enter into, modify or amend in any material respect, renew or extend (unless provided for in an existing Lease), waive any material provision of, terminate or accept a surrender of all or any portion of the space demised under, any Critical Lease or any Lease or Leases which, in the aggregate, if so modified, amended, waived, terminated or surrendered would give rise to a termination right under any Critical Lease; provided, however, that the Mortgagee shall not unreasonably withhold its consent to the termination of the Neiman Lease due to the monetary or material nonmonetary default of the tenant thereunder beyond any applicable notice and grace period. Furthermore, each Lease entered into after the date hereof (including the renewal or extension on or after the date hereof of any lease entered into prior to the date hereof if the rent payable during such renewal or extension, or a formula to compute such rent, is not provided for in such lease, such a renewal or extension a "Renewal Lease") either (A) shall provide for rent and all other material items thereunder to be payable in amounts at least equal to the fair market rental value (taking into account the type and quality of the tenant), as of the date such Lease is executed by the Mortgagor, of the space covered by such lease or Renewal Lease for the term thereof, including any renewal options, (B) shall not have a material adverse effect on the value of the Property or (C) shall be consented to by the Mortgagee.

                          (c)     The Mortgagor may, without the consent of the
Mortgagee, amend, modify or waive the provisions of any Lease (other than a Critical Lease); provided that such action does not have a material adverse effect upon the value of the Property, and provided further that such Lease, as amended, modified or waived, is otherwise in compliance with the requirements of this Mortgage and a certified copy of the amendment, modification or waiver is delivered to the Mortgagee.

                          (d)     The Mortgagor without the prior written
consent of the Mortgagee may terminate or permit the termination of any Lease (other than a Critical Lease) or accept surrender of all or any portion of the space demised under the Lease (other than a Critical Lease) or acquire any Lease (other than a Critical Lease) or reduce the rentals reserved under or shorten the term of any Lease (other than a Critical Lease) so long as such action (taking into account the planned alternative uses of the space) does not adversely affect the value of the Property (it being agreed that termination of a Lease which is in default, after any applicable notice and cure periods, shall be considered for the benefit of the Property).

                          (e)     The Mortgagor shall not enter into any Lease
with an Affiliate of the Mortgagor, unless (i) the space is for the use and occupancy of one or more of such Affiliate and (ii) the material terms of such Lease comply with the requirements set forth in Section 19(b) hereof. The Mortgagor shall have the right, subject to the provisions of this Mortgage, to acquire any Lease by way of assignment, surrender, acquisition or further sublease.

                          (f)     The Mortgagor shall not receive or collect,
or permit the receipt or collection of, any rental or other payments under any Lease more than one (1) month in advance of the respective period in respect of which they are to accrue, except that (i) in connection with the execution and delivery of any Lease or of any amendment to any Lease, rental payments thereunder may be collected and received in advance in an amount not in excess of one (1) month's rent and a security deposit may be required thereunder (provided that such deposits are maintained in accordance with applicable law and in accordance with Article 51 hereof) and (ii) the Mortgagor may receive and collect escalation, percentage rent and other charges in accordance with the terms of each Lease.

                          (g)     Subject to the terms of any non-disturbance
and attornment agreement which the Mortgagee may provide to any Tenant pursuant to this Mortgage, the Mortgagor shall not enter into any Lease after the date hereof that does not contain terms to the effect as set forth in Exhibit F hereto.

                          (h)     Upon receipt by the Mortgagee of a written
request from the Mortgagor therefor, the Mortgagee shall execute and deliver to the Tenant under any Lease (other than a Lease to an Affiliate of the Mortgagor) existing on the date hereof or made in accordance with the provisions of this Article 19, a non-disturbance and attornment agreement in the Mortgagee's customary form for the Premises if required by such Lease and specified in such request, provided that such request is accompanied by an Officer's Certificate stating that such Lease complies in all respects with this Mortgage, including specifically this Article 19.

                          20.     NO ENDORSEMENT.  The Mortgagee shall not
become or be considered to be an endorser, co-maker or co-obligor on the Mortgage Note or on any obligation of the Mortgagor secured by this Mortgage.

                          21.     NO CREDIT FOR PAYMENT OF TAXES OR
IMPOSITIONS. The Mortgagor shall not be entitled to any credit against the principal of or interest payable on the Mortgage Note, and the Mortgagor shall not be entitled to any credit against any other amounts which may become payable under the terms thereof or hereof, by reason of the payment of any tax on the Property or any part thereof or by reason of the payment of any other Imposition or other amount required to be paid hereunder. No deduction shall be made or claimed from the taxable value of the Property or any part thereof by reason of this Mortgage.

                          22.     EVENT OF DEFAULT; ACCELERATION OF MORTGAGE
NOTE.  If one or more of the following events ("Event of Default") shall occur:

                                  (a)      default in the payment of all or any
portion of the principal of the Mortgage Note when the same becomes due and payable, whether at maturity as stated therein or by declaration of acceleration or otherwise; or

                                  (b)      default in the payment of any
installment of interest on, or any other amount payable under, the Mortgage Note within five (5) days after such installment or other amount becomes due and payable; or

                                  (c)      default in the payment of any other
amounts due and payable hereunder, which continues for a period of five Business Days after written demand by the Mortgagee for payment thereof; or

                                  (d)      an "Event of Default" as defined in
any Loan Document which has not been cured within any applicable cure or grace period; or

                                  (e)      any insurance required to be
maintained in respect of the Premises pursuant to Article 12 hereof shall be cancelled, terminated or expire (and replacement insurance or a binding commitment to provide such replacement insurance complying with the provisions of Article 12 hereof has not been effected prior to such event) or any such insurance shall be amended or modified so as not to comply with Article 12 hereof, and notice to the Mortgagor of such cancellation, termination, expiration, amendment or modification shall have been mailed or otherwise surrendered or released for delivery to the Mortgagor; or

                                  (f)      the Mortgagor shall, directly or
indirectly, make or permit to occur a violation of the covenants contained in
Section 2.3 hereof, or a violation of the covenants contained in Article 10 hereof (subject to the provisions of Article 11 hereof), or any sale, assignment, conveyance, transfer, mortgage, pledge, encumbrance or other disposition in violation of Article 18 hereof, or incur any indebtedness not permitted by Article 18 hereof, or take or permit any action not permitted by
Article 19 hereof; or

                                  (g)      the Mortgagor shall fail to perform
or comply with any of the material covenants of this Mortgage (other than those terms and conditions referred to in clauses (a), (b), (c), (d), (e) and (f) above, and (h), (i), (j) and (k) below), or the Mortgagor shall breach any representation or warranty made by it in this Mortgage or in any other Loan Document, and in any such case, such failure or breach shall continue for more than thirty days after written notice thereof by the Mortgagee to the Mortgagor; provided that in the case of any such failure that is susceptible of cure but that cannot with diligence be cured within such thirty-day period, if the Mortgagor shall promptly have commenced to cure the same and shall thereafter prosecute the curing thereof with diligence, subject to Excusable Delays, the period within which such failure may be cured shall be extended for such further period as shall be reasonably necessary for the curing thereof with diligence, subject to Excusable Delays, provided that such extended period shall not exceed one hundred twenty (120) days unless, only in the case of cures which require construction or remedial work, cure cannot with diligence reasonably be achieved within such one hundred twenty (120) days and the Mortgagor has delivered an Officer's Certificate to the Mortgagee to such effect, in which event such period shall be extended for an additional one hundred twenty (120) days, subject to Excusable Delays (and provided that cure of any breach of representation or warranty, and that cure of any failure to make a delivery, subsequent to the date as of which the representation or warranty was made or applies or such delivery was required shall constitute cure of such breach, or with respect to such delivery shall constitute cure of the failure to make the delivery provided such failure has not had a material adverse effect on the interest of the Mortgagee, hereunder for all purposes under this Mortgage) provided, that such extension of the cure period shall be granted only if the Mortgagor provides the Mortgagee with a written report containing a description of measures being taken to effect such cure, an estimate of the time needed to effect the cure and a statement as to why the default is not susceptible of being cured within the applicable cure period; or

                                  (h)      any of the Mortgagor, the Master
Lessee or the Master Lease Guarantor shall (i) be generally not paying its debts as they become due, (ii) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation (in connection with a bankruptcy or insolvency proceeding) or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (iii) make a general assignment for the benefit of its creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any material part of the Property, (v) be adjudicated insolvent or be liquidated (in connection with a bankruptcy or insolvency proceeding) or (vi) take partnership or other action for the purpose of any of the foregoing; or

                                  (i)      if a court having jurisdiction shall
enter a decree or order for relief in respect of the Mortgagor, any general partner of the Mortgagor, Sunrise Mills Limited Partnership, the Master Lessee or the Master Lease Guarantor (collectively, the "Acceleration Parties") in an involuntary case under any applicable bankruptcy, insolvency or other similar law or code now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of any Acceleration Party or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days;

                                  (j)      (i) an Event of Default pursuant to
any "Security Document" as such term is defined in that certain Amended and Restated Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated December 1, 1993, between Sunrise Mills Limited Partnership and Sawgrass Finance L.L.C. (together with its successors and assigns, the "Phase I Mortgagee") which has not been cured within any applicable cure or grace period and as a result of which the Phase I Mortgagee shall accelerate the maturity of the indebtedness secured thereby or initiate foreclosure or receivership proceedings; provided, however, that this Event of Default shall be deemed cured if the Phase I Mortgagee rescinds the acceleration or elects not to pursue the foreclosure or receivership proceedings within 45 days after prior to the initiation of foreclosure proceedings by the Mortgagee; or

                                  (k)      an "Event of Default" pursuant to
the Master Lease or the Master Lease Guaranty which has not been cured within any applicable cure or grace period;

then, in any such event, the Mortgagee, at its option, may declare the Mortgage Note due and payable and, to the extent permitted by applicable law, the Mortgagee may exercise the other remedies provided for herein for an Event of Default; provided, however, that if an Event of Default described in clause (h) or (i) occurs, then the Mortgage Note shall automatically be and become due and payable immediately without any action whatsoever on the part of the Mortgagee, and, to the extent permitted by applicable law, the Mortgagee may exercise such other remedies; and provided further that if an Event of Default described in clause (a) or (b) occurs, then the Mortgagee may immediately give the Mortgagor notice of declaration of acceleration, and the Mortgage Note shall automatically be and become due and payable on the date specified in such notice (which may be the date of such notice).

                          Within thirty (30) days after any written request by
the Mortgagee therefor, but no more frequently than once in any twelve-month period, the Mortgagor shall furnish to the Mortgagee an Officer's Certificate, stating that in the ordinary course of the performance by the general partner or the officer of the Mortgagor signing such certificate of his duties he either would normally obtain knowledge or have made due inquiry as to the existence of any condition or event which would constitute an Event of Default hereunder or a Default of any monetary obligation under the Mortgage Note and certifying that to the best of his knowledge there is no such condition or event, or if any such condition or event exists, specifying each such Event of Default or a Default of any monetary obligation under the Mortgage Note and the nature and status thereof and what action the Mortgagor is taking or proposes to take with respect thereto.

                          23.     COMPROMISE OF ACTIONS.  Any action, suit or
proceeding brought by the Mortgagee pursuant to this Mortgage or otherwise and any claim made by the Mortgagee under this Mortgage or otherwise may be compromised, withdrawn or otherwise dealt with by the Mortgagee without notice to or the approval of the Mortgagor.

                          24.     FORECLOSURE.

                          24.1.  Foreclosure.  Subject to Article 36, if any
Event of Default shall have occurred and the Mortgage Note shall have been declared due and payable, the Mortgagee may at any time proceed, at law or in equity, to enforce the payment of the Mortgage Note in accordance with the terms hereof and, pursuant thereto, may undertake any of the following actions:

                                  (a)      institute an action to foreclose its
interest under and the lien of this Mortgage against the Property by judicial foreclosure sale or strict foreclosure in one proceeding or against portions of the Property in a series of separate proceedings, and to have the same sold under the judgment or decree of a court of competent jurisdiction or proceed to take any of such actions; or

                                  (b)      take such other action at law or in
equity for the enforcement of this Mortgage and the realization on the security or any other security herein or elsewhere provided for, as the law may allow, and may proceed therein to final judgment and execution for the entire unpaid balance of the principal debt, together with all other sums payable by Mortgagor in accordance with the provisions of the Mortgage Note and this Mortgage, and all sums which may have been advanced by the Mortgagee for taxes, water or sewer rents, charges or claims, payment on prior liens, insurance or repairs to the Property, all costs of suit, together with interest thereon at such interest rate as may be awarded in any judgment obtained by the Mortgagee, as the case may be, from and after the date of any foreclosure sale until actual payment is made to the Mortgagee of the full amount due the Mortgagee, and attorneys' fees through and including all appellate levels.

                          24.2.  The Mortgagor's Waivers.  To the fullest
extent allowed by applicable law, upon judicial foreclosure of this Mortgage the Mortgagor or any person claiming any part of the Property by, through or under the Mortgagor shall not be entitled to direct the judicial order of sale in inverse order of alienation. In the event of a judicial foreclosure sale, to the extent that the Mortgagor is in possession of the Premises, the Mortgagor shall be deemed a tenant at will of the purchaser at such judicial foreclosure sale and shall be liable for a reasonable rental for the use of the Premises; and if the Mortgagor refuses to surrender possession of the Premises upon demand, the purchaser shall be entitled to institute and maintain the statutory action of forcible entry and detainer and procure a writ of possession thereunder, and the Mortgagor expressly waives all damages sustained by reason thereof and the Mortgagor agrees to pay to the purchaser the reasonable costs and expenses (including all reasonable attorneys' fees and expenses) of such action and writ, subject to the provisions of Article 36.

                          24.3.  Recovery of Advances.  Subject to the
provisions of Article 36, the Mortgagee shall have the right, from time to time, to bring an appropriate action to recover any sums required to be paid by the Mortgagor under the terms of this Mortgage and/or the Mortgage Note as they become due, without regard to whether the principal indebtedness evidenced by the Mortgage Note or any other sums secured by this Mortgage shall be due, and without prejudice to the right of the Mortgagee thereafter to bring an action of foreclosure, or any other action, for any default by the Mortgagor existing at the time the earlier action was commenced.

                          24.4.  Sale.  Upon the completion of any judicial
foreclosure sale or sales, any officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers, good and sufficient instrument or instruments (subject to the provisions of Article 36 hereof), conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. In such event, the

Mortgagee is hereby irrevocably appointed the true and lawful attorney of the Mortgagor, in its name and stead, to make all the necessary conveyances, assignments, transfers and deliveries of any part of the Property and rights so sold, and for that purpose the Mortgagee may execute all necessary instruments of conveyance, assignment and transfer and may substitute one or more persons with like power. Any such sale or sales shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of the Mortgagor in and to the properties, interests and rights so sold, and shall be a perpetual bar both at law and in equity against the Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under the Mortgagor, subject to Article 24.2.

                          25.     PURCHASE OF PROPERTY BY MORTGAGEE.  The
Mortgagee or any nominee of the Mortgagee may be a purchaser of the Property or of any part thereof or of any interest therein at any sale thereof, and may apply to the purchase price all or any part of the indebtedness secured hereby in lieu of payment in cash of the amount of such indebtedness applied. Any such purchaser shall, upon any such purchase, acquire good title to the properties so purchased, free of the lien of this Mortgage and free of all rights of redemption in the Mortgagor.

                          26.     RECEIPT A SUFFICIENT DISCHARGE TO PURCHASER.
Upon any sale of the Property after the Mortgage Note becomes due and payable, whether at maturity, by declaration of acceleration or by automatic acceleration after an Event of Default or otherwise, the receipt of the Mortgagee or the receipt of the officer making the sale under judicial proceedings shall, to the full extent legally permitted, be sufficient discharge to the purchaser for the purchase money, and such purchaser shall not be obligated to see to the application thereof.

                          27.     WAIVER OF MARSHALLING, APPRAISEMENT,
VALUATION. The Mortgagor hereby waives all rights, legal and equitable, it may now or hereafter have to require marshalling of assets or to require upon foreclosure sales of assets in a particular order. Each successor and assign of Mortgagor, including a holder of a lien subordinate to the lien created hereby (without implying that Mortgagor has, except as expressly provided herein, a right to grant an interest in, or a subordinate lien on, the Property), by acceptance of its interest or lien agrees that it shall be bound by the above waiver, as if it gave the waiver itself. The Mortgagor also hereby waives, to the full extent it may lawfully do so, the benefit of all laws providing for rights of appraisement, valuation, stay or extension or of redemption after foreclosure now or hereafter in force.

                          28.     SALE SHALL BE A BAR AGAINST MORTGAGOR.  Any
sale of the Property in connection with the exercise of remedies under this Mortgage after the Mortgage Note becomes due and payable, whether at maturity, by declaration of acceleration or by automatic acceleration after an Event of Default or otherwise, shall, to the full extent legally permitted, forever be a perpetual bar against the Mortgagor's asserting any claim to title to the Property.

                          29.     APPLICATION OF PROCEEDS OF SALE.  The
proceeds of any sale of the Property or any part thereof or any interest therein, after the Mortgage Note becomes due and payable, whether at maturity, by declaration of acceleration or by automatic acceleration after an Event of Default or otherwise, together with any other moneys at the time held by the Mortgagee as part of the Property, shall be applied to pay:

                          First: the reasonable costs and expenses (including reasonable attorneys' fees and expenses) of the Mortgagee in enforcing the rights of the Mortgagee with respect to the Mortgage Note or under this Mortgage or the other Loan Documents, including without limitation the expenses described in Article 31 and Article 47 hereof;

                          Second: the reasonable costs and expenses (including reasonable attorneys' fees and expenses) of the sale of the Property, and of any receiver of the Property or any part thereof appointed pursuant to Article 30 hereof, and any Impositions other than Impositions subject to which the Property shall have been sold;

                          Third: all amounts of interest on, and the principal of, the Mortgage Note (whether at maturity or on a date fixed for prepayment or by declaration of acceleration or by automatic acceleration after an Event of Default or otherwise) and any other amounts (including additional amounts, if any) payable under or secured by this Mortgage or the other Loan Documents; and

                          Fourth: the balance, if any, to the Persons lawfully entitled to such amounts.

                          30.     APPOINTMENT OF RECEIVER.  If an Event of
Default shall have occurred and be continuing, the Mortgagee shall, to the fullest extent permitted by law, as a matter of right, be entitled on an ex parte basis to the appointment of a receiver for all or any part of the Property, whether such receivership be incidental to a proposed sale of the Property or otherwise and shall endeavor to give notice to the Mortgagor of such appointment prior to or simultaneously with such appointment (but in no way shall the Mortgagee's failure to give notice be deemed to otherwise diminish any right of the Mortgagee to seek the appointment of a receiver on an ex parte basis). The Mortgagor hereby consents to the appointment of such a receiver and will not oppose any such appointment.

                          31.     POSSESSION, MANAGEMENT AND INCOME.  If an
Event of Default shall have occurred and be continuing, the Mortgagee, with such notice, if any, to the Mortgagor as required by law, and subject to the rights of Tenants and the provisions of applicable law, may immediately enter upon and take possession of the Premises by self-help, summary proceedings, ejectment or otherwise, and may remove the Mortgagor and all other Persons and any and all property therefrom, and may hold, operate and manage the same and receive all earnings, income, rents, issues and proceeds accruing with respect thereto. The Mortgagee shall be under no liability for or by reason of any such taking of possession, entry, removal or holding, operation or management, except (i) for its gross negligence or willful misconduct or (ii) to the extent required by applicable law, and except that any amounts so received by the Mortgagee shall be applied to pay:

                          First: the reasonable costs and expenses (including reasonable attorneys' fees and expenses) of so entering upon, taking possession of, holding, operating and managing the Premises or any part thereof, and any Impositions or other taxes, assessments or charges which shall have priority that is superior to the record priority of this Mortgage, which the Mortgagee may consider it necessary or desirable to pay;

                          Second: all amounts of interest on, and then principal of, the Mortgage Note (whether at maturity or on a date fixed for prepayment or by declaration of acceleration or by automatic acceleration after an Event of Default or otherwise) and then any other amounts payable under or secured by this Mortgage or the other Loan Documents; and

                          Third: the balance, if any, to the Persons lawfully entitled to such amounts, if all conditions to the release of this Mortgage specified in Article 42 hereof shall have been fulfilled, but if any such condition shall not have been fulfilled, to be held by the Mortgagee and thereafter applied to any future payments required to be made in accordance with subdivisions First and Second above.

                          At the request of the Mortgagee, the Mortgagor shall
promptly execute and deliver to the Mortgagee such deeds, instruments of assignment and other documents as the Mortgagee may deem necessary or advisable to enable the Mortgagee or any agent or representative designated by the Mortgagee, at such time or times and place or places as the Mortgagee may reasonably specify, to obtain possession of all or any portion or portions of the Property to which the Mortgagee shall at the time be entitled hereunder, subject to the rights of Tenants.

                          If the Mortgagor shall fail for any reason to execute
and deliver such instrument or document after such request by the Mortgagee, the Mortgagee, to the fullest extent permitted by law, may (i) obtain a judgment conferring on the Mortgagee the right to immediate possession and requiring the Mortgagor to execute and deliver such instruments and documents to the Mortgagee, which entry of judgment the Mortgagor, to the extent it may lawfully do so, hereby specifically consents and (ii) pursue the Property wherever it may be found and to the extent lawfully permitted, take possession of and remove the same, subject to the rights of Tenants.

                          Upon every such taking of possession, the Mortgagee
may (but shall have no obligation), from time to time, at the expense of the Mortgagor and such expenses to constitute additional indebtedness secured by the Property, make all such expenditures for maintenance, insurance, repairs, co-replacements, alterations, additions and improvements to and of the Premises, as it may deem proper. In such case, the Mortgagee, to the fullest extent permitted by law, shall have the right to manage, control, use, operate, store, lease or otherwise deal with the Property and to carry on the business and exercise all the rights and powers of the Mortgagor relating to the Property, as the Mortgagee shall deem best, including the right to enter into any and all such agreements with respect to the management, cleaning, control, use, operation, storage, leasing of or otherwise dealing with the Property, or any part thereof, as the Mortgagee may determine; and, to the fullest extent permitted by law, the Mortgagee shall be entitled to collect and receive all tolls, rents, revenues, issues, income, products and profits of the Property and every part thereof, without prejudice, however, to the right of the Mortgagee under any provision of this Mortgage to collect and receive all cash held by, or required to be deposited with, the Mortgagee hereunder. Such tolls, rents, revenues, issues, income, products and profits shall be applied to pay the reasonable expenses of the management, control, use, operation, storage, leasing of or otherwise dealing with the Premises and of conducting the business thereof, and of all reasonable and necessary maintenance, repairs, replacements, alterations, additions and improvements thereto, and to make all payments which the Mortgagee may be required or may elect to make, if any, for Impositions, or other taxes, assessments, insurance or other proper charges upon the Premises or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports), and all other reasonable payments which the Mortgagee may be required or authorized to make under any provision of this Mortgage, as well as just and reasonable compensation for the services of the Mortgagee, and all persons properly engaged or employed by the Mortgagee.

                          32.     RIGHT OF MORTGAGEE TO PERFORM MORTGAGOR'S
COVENANTS. If an Event of Default shall occur and be continuing hereunder, the Mortgagee, upon notice to the Mortgagor (except in cases of emergency that threaten bodily injury or material damage to the Property or that may lead to a forfeiture of the Property or an impairment of the lien of this Mortgage, in which case the Mortgagee will allow such notice and grace or cure period, if any, as is reasonable under the circumstances) and subject to the Mortgagor's right of contest under Article 11 hereof, but without waiving or releasing any obligation, Default or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Mortgagor, and, to the extent permitted by applicable law, may enter upon the Premises for such purpose and take all such action thereon as, in the judgment of the Mortgagee, may be reasonably necessary or appropriate therefor, subject to the rights of Tenants. All sums so paid by the Mortgagee and all reasonable costs and expenses (including all reasonable attorneys' fees and expenses) so incurred, shall constitute additional indebtedness secured by this Mortgage.

                          33.     REMEDIES CUMULATIVE.  Subject to the
provisions of Article 36 hereof, to the extent permitted under applicable law each right, power and remedy of the Mortgagee provided for in this Mortgage or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Mortgage or now or hereafter existing at law or in equity or by statute (including the Uniform Commercial Code as enacted in the State) or otherwise, and the exercise or beginning of the exercise by the Mortgagee of any one or more of the rights, powers or remedies provided for in this Mortgage or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Mortgagee, to the extent permitted by law, of any or all of such other rights, powers or remedies.

                          34.     APPLICABLE LAW.  All rights, powers and
remedies provided herein may be exercised only to the extent that the exercise thereof, including those which do not require the giving of notice, does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law. All waivers, consents, confessions and releases provided for in this Mortgage are effective only to the extent permitted by applicable law. THIS MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA.

                          35.     NO WAIVER.  No failure by the Mortgagee to
insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof shall constitute a waiver of any such term or of any such breach. No waiver of any breach shall affect or alter this Mortgage, which shall continue in full force and effect, or shall affect or alter the rights of the Mortgagee with respect to any other then existing or subsequent breach. Neither the Mortgagor nor any other person now or hereafter obligated for payment of all or any part of the sums now or hereafter secured by this Mortgage shall be relieved of such obligation by reason of the failure of the Mortgagee to comply with any request of the Mortgagor or of any other person so obligated, to take action to foreclose on this Mortgage or otherwise to enforce any provisions of this Mortgage or the Mortgage Note or by reason of the release, regardless of consideration, of all or any part of the security held for the indebtedness secured by this Mortgage, or by reason of any agreement or stipulation between any subsequent owner of the Property and the Mortgagee extending the time of payment or modifying the terms of this Mortgage or the Mortgage Note without first having obtained the consent of the Mortgagor or such other persons; and in the latter event the Mortgagor and all such other persons shall continue to be liable, subject to Article 36, to make payments according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by the Mortgagee.

                          36.     OBLIGATIONS ARE WITHOUT RECOURSE.  Anything
contained herein or in any other Loan Documents or any Officer's Certificate to the contrary notwithstanding, the Mortgagee agrees that no recourse shall be had against the Mortgagor or any constituent partner in the Mortgagor for the payment of interest and principal or other sums due under the Mortgage Note or the performance of the Mortgagor's obligations under the Loan Documents, except to the property and assets of the Mortgagor, including without limitation the property secured by this Mortgage and any other collateral given as security for the payment of the Mortgage Note, and in the event that the Mortgagee pursues any remedies available to it hereunder or under the Mortgage Note or any other Loan Document, the Mortgagee shall not have recourse to the Mortgagor or any other person for any deficiencies, losses or claims for damages resulting therefrom, and none of the property or assets of the Mortgagor or any other persons (other than the Property and the proceeds thereof) shall be subject to levy, execution, garnishment, attachment, foreclosure or other enforcement procedure for the satisfaction of the remedies of the Mortgagee hereunder; provided, however, that the foregoing limitations shall not be construed so as to exonerate or exculpate the Mortgagor or any other person who would otherwise be liable (collectively, the "Parties") from the payment of any liability, loss or damage suffered by the Mortgagee by reason of (i) any misapplication by the Mortgagor or the Parties in violation of the Loan Documents of any funds held by or on behalf of any of them, including without limitation Proceeds, security deposits and other deposits and reserves of any kind or nature, (ii) any modification of any existing Lease or occupancy agreement in contravention of any term, covenant or condition of any Loan Document, (iii) willful commission of waste against the Property by the Mortgagor or any of the Parties, (iv) the intentional or willful breach of any representations or warranties by the Mortgagor or any of the Parties in any of the Loan Documents or fraud by the Mortgagor or any of the Parties; (v) the seizure or forfeiture of the Property, or any portion thereof or any interest therein, resulting from criminal wrongdoing or other unlawful actions of the Mortgagor or any of the Parties; (vi) the failure of the Mortgagor to pay, in accordance with the provisions of the Mortgage, Impositions, insurance premiums, charges for labor or materials or other charges that would if remain unpaid create a lien on the Property or any portion thereof if and to the extent that otherwise sufficient Revenues were applied for purposes other than the payment of Operating Expenses and distributed by or to the Party against whom liability is sought after such taxes, premiums or charges were incurred, (vii) the breach by the Mortgagor of any covenant in any of the Loan Documents pertaining to hazardous materials or compliance with environmental laws, regulations or other legal requirements, (viii) the failure to pay any Operating Expenses after the occurrence of an Event of Default if and to the extent that otherwise sufficient Revenues were distributed by or to the Party against whom liability is sought after such Operating Expenses were incurred or
(ix) the further encumbrancing of the Property; and provided further, that the foregoing limitations on the Mortgagor's and Parties' personal liability shall not impair the validity of the indebtedness evidenced by the Mortgage Note, the lien of this Mortgage, or the validity of any other Loan Document, or the right of the Mortgagee as secured party to foreclose and/or enforce the lien of the Mortgage after default by the Mortgagor, or the right of the Mortgagee to enforce any of the provisions of the Loan Documents against the Mortgagor. In the event that any person or persons or entity or entities, if any, shall have guaranteed all or part of the loan secured hereby, or any of the obligations of the Mortgagor in connection therewith, by separate written guaranty, none of the foregoing limitations on the Mortgagor's personal liability shall modify, diminish or discharge the personal liability of any such guarantor as set forth in any such written guaranty. It is the intention of the Mortgagor and the Mortgagee that this Article 36 shall govern every other provision of the Mortgage Note and all the other Loan Documents and that the absence of explicit reference to this Section in any provision hereof shall not be construed to derogate the application of this Article 36 to such provision. Subject to the foregoing limitations on the personal liability of the Parties, nothing herein shall be deemed to be a waiver of any right which the Mortgagee may have under
Section 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Reform Act of 1978 or any successor thereto or similar provisions under applicable state law to file a claim for the full amount of the debt owing to the Mortgagee by the Mortgagor or to require that all of the Property shall continue to secure all of the indebtedness owing to the Mortgagee in accordance with the Mortgage Note and this Mortgage.

                          37.     STAMP AND OTHER TAXES.  Subject to the
provisions of Article 11 relating to permitted contests, the Mortgagor will pay any United States documentary stamp taxes, with interest and fines and penalties, if any, and any city, county or state mortgage recording taxes, documentary stamp taxes and intangible taxes, with interest and fines and penalties, if any, that may hereafter be levied, imposed or assessed under or upon or by reason of this Mortgage or any instrument or transaction affecting or relating to either thereof. In the event of the Mortgagor's default thereof, the Mortgagee may advance the same and the amount so advanced shall be due and payable by the Mortgagor to the Mortgagee within ten days after demand therefor, together with interest thereon at the Prime Rate. The Mortgagor shall not be obligated to pay any taxes which may be imposed upon the income of the Mortgagee.

                          38.     FURTHER ASSURANCES.  The Mortgagor, at its
own expense, will execute, acknowledge and deliver all such instruments and take all such actions as the Mortgagee from time to time reasonably may request or as may be reasonably necessary or proper for the better assuring to the Mortgagee of the properties and rights now or hereafter subject to the lien hereof or intended so to be.

                          39.     ESTOPPEL CERTIFICATE.  The Mortgagor will,
from time to time, upon twenty days' prior written request by the Mortgagee, execute, acknowledge and deliver to the Mortgagee an Officer's Certificate from the Mortgagor, stating that this Mortgage is unmodified and in full force and effect (or, if there have been modifications, that this Mortgage is in full force and effect as modified and setting forth such modifications) and stating the interest accrued to date on the principal amount of the Mortgage Note.

                          40.     ADDITIONAL SECURITY.  Without notice to or
consent of the Mortgagor and without impairment of the lien and rights created by this Mortgage, the Mortgagee may accept (but the Mortgagor shall not be obligated to furnish) from the Mortgagor or from any other Person or Persons, additional security for the Mortgage Note. Neither the giving of this Mortgage nor the acceptance of any such additional security shall prevent the Mortgagee from resorting, first, to such additional security, and, second, to the security created by this Mortgage without affecting the Mortgagee's interest under this Mortgage.

                          41.     FINANCING STATEMENT.  This Mortgage shall be
deemed to be and may be enforced from time to time as a mortgage, chattel mortgage, assignment, contract, security agreement, financing statement, or lien on machinery situated on the Premises, and from time to time as any one or more thereof, and shall constitute a "fixture filing" for the purposes of
Article 9 of the Uniform Commercial Code as enacted in the state where the Property is located.

                          42.     RELEASE.  If the Mortgagor shall pay the
principal of and interest on, and all other charges and amounts due pursuant to the Mortgage Note in full at maturity or earlier as permitted in accordance with the terms thereof and all other sums payable to the Mortgagee hereunder by the Mortgagor or secured hereby or by the other Loan Documents, then this Mortgage and all the other Loan Documents shall be discharged and satisfied or assigned (to the Mortgagor or to any other Person at the Mortgagor's direction), at the Mortgagor's option, without warranty, other than for the acts of the Mortgagee, at the expense of the Mortgagor upon its written request. Concurrently with such release and satisfaction or assignment of this Mortgage and all the other Loan Documents, the Mortgagee will return to the Mortgagor the Mortgage Note and all title and other insurance policies relating to the Property and, on the written request and at the expense of the Mortgagor, will execute and deliver such proper instruments of release (including appropriate UCC-3 termination statements) as may reasonably be requested by the Mortgagor to evidence such release and satisfaction or assignment, and any such instrument, when duly executed by the Mortgagee and duly recorded in the places where this Mortgage and each other Loan Document is recorded, shall conclusively evidence the release and satisfaction or assignment of this Mortgage and the other Loan Documents.

                          43.     CHANGES IN LAW REGARDING TAXATION.  In the
event of the passage, after the date of this Mortgage, of any law of the State changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any such taxes, and imposing a tax, either directly or indirectly, on this Mortgage or the Mortgage Note and resulting in an increase in the taxes or other charges imposed on or incurred by the Mortgagee by reason of such change in law, the Mortgagee may, at its option, upon 60 days' notice, declare the Mortgage Note to be due and payable (without premium); provided, however, that the Mortgagee shall not make such declaration and this Mortgage shall remain in effect if, notwithstanding said law, (i) (x) the Mortgagor may lawfully pay such taxes on behalf of the Mortgagee or (y) the Mortgagor and the Mortgagee may lawfully, and do, enter into an enforceable agreement obligating the Mortgagor to pay to the Mortgagee an amount equal to any increase in taxation or charges imposed on or incurred by the Mortgagee by reason of such change in law (which agreement shall thereupon become part of this Mortgage), and (ii) the Mortgagor does in fact pay such taxes or such increases in taxation or charges, as applicable; provided, however, that this Article 43 shall not apply to any taxes which may arise in connection with the ownership or transfer of the Mortgage Note or which may be imposed upon the income of the Mortgagee.

                          44.     SEVERABILITY.  In case any one or more of the
provisions contained in this Mortgage or in the Mortgage Note shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

                          45.     SECURITY AGREEMENT, ETC.

                          45.1.  Grant of Security.  This Mortgage is a
security agreement within the meaning of the Uniform Commercial Code of the state where the Property is located with respect to all personal property now or hereafter located at the Property and owned by the Mortgagor as to which the creation and perfection of a security interest are subject to such Uniform Commercial Code (the "Personal Property"), and is also a mortgage as to those portions of the Property that are classified as real property. The Mortgagor hereby grants to the Mortgagee a security interest in and to the Personal Property to secure the payment of the Mortgage Note. Any completely executed counterpart of this instrument may be filed as a mortgage on real property or fixtures, or as a security agreement or financing statement or as both. The address of the Mortgagor, as debtor, and the address of the Mortgagee, as secured party, are shown on page 1 of this Mortgage.

                          45.2.  Financing Statements.  The Mortgagor shall
cause all financing and continuation statements and other instruments with respect to the Personal Property at all times to be kept recorded, filed or registered in such manner and in such places as may be required by law fully to evidence, perfect and secure the interests of the Mortgagee in the Personal Property, and shall pay all filing fees in connection therewith. The Mortgagor hereby appoints the Mortgagee as its attorney-in-fact to perform the obligations of the Mortgagor under this Section 45.2 in the event it fails to do so.

                          45.3.  Multiple Remedies.  If an Event of Default
shall have occurred and be continuing, the Mortgagee shall have the option of proceeding, to the extent permitted under applicable law, as to both real and personal property in accordance with its rights and remedies in respect of the real property, as an alternative to proceeding in accordance with the default provisions of the Uniform Commercial Code; and the Mortgagee may exercise any and all of the other rights of a secured party under such Uniform Commercial Code.

                          45.4.  Waiver of Rights.  To the extent permitted
under applicable law, the Mortgagor waives all rights of redemption after foreclosure and all other rights and remedies of a debtor thereunder and all formalities prescribed by law relative to the sale or disposition of the Personal Property after the occurrence and during the continuance of an Event of Default hereunder and all other rights and remedies of the Mortgagor with respect thereto. In exercising its right to take possession of the Personal Property upon the occurrence and during the continuance of an Event of Default hereunder, the Mortgagee, personally or by its agents or attorneys, and subject to the rights of any Tenant, may enter upon any part of the Premises without being guilty of trespass or any wrongdoing, and without liability for damages thereby occasioned except for its gross negligence or willful misconduct. To the extent any notice of sale or other disposition of the Personal Property is required and cannot be waived, in the event the Mortgagee elects to proceed with respect to the Personal Property separately from the real property, the Mortgagee shall give at least ten Business Days' notice of the sale of the Personal Property. All recitals in any instrument of assignment or any other instrument executed by the Mortgagee incident to any sale, transfer, assignment, lease or other disposition or utilization of the Personal Property or any part thereof shall be full proof of the matter stated therein and no other proof shall be required to establish full legal propriety of the sale or other action taken by the Mortgagee or of any fact or condition incident thereto, all of which shall be deemed conclusively to have been performed or to have occurred.

                          45.5.  Expenses of Disposition of the Property.  The
Mortgagor shall reimburse the Mortgagee, within ten Business Days after demand, for all reasonable expenses of retaking, holding, preparing for sale, lease or other use or disposition, selling, leasing or otherwise using or disposing of the Personal Property which are incurred, including all reasonable attorneys' fees and expenses, and all such expenses shall be added to the Mortgagor's obligations to the Mortgagee and shall be secured hereby.

                          46.     EXPENSES OF MORTGAGEE.

                          (a)     If any action, suit or other proceeding
affecting the Property or any part thereof be commenced, in which action, suit or proceeding the Mortgagee is made a party or participates or in which the right to use the Property or any part thereof is threatened, or in which it becomes necessary in the reasonable judgment of the Mortgagee to defend or uphold the interest of the Mortgagee under this Mortgage (including any action, suit or proceeding to establish or uphold the compliance of the Improvements with any Legal Requirement), then all amounts reasonably paid or incurred by the Mortgagee for the expense of any such action, suit or other proceeding or to protect its rights therein (whether or not it is made or becomes a party thereto) or otherwise to enforce or defend the rights and lien created by this Mortgage (including all reasonable attorneys' fees and expenses), shall be paid by the Mortgagor upon demand and, if not paid within thirty days of the giving of such demand, shall bear interest at the Prime Rate from the date of the payment or incurring thereof, and any such amount and the interest thereon shall be a lien on the Property, prior to any right, or right to, interest in, or claim upon the Property attaching or accruing subsequent to or otherwise subordinate to the lien of this Mortgage, and the same shall be deemed to be indebtedness secured hereby, provided such right of payment in the case of any enforcement of the rights of the Mortgagee under this Mortgage shall only arise in the case where an Event of Default shall have occurred and be continuing. All other reasonable amounts paid, advanced or incurred by the Mortgagee after the occurrence and during the continuance of an Event of Default in order to secure and protect the interest of the Mortgagee under this Mortgage or the other Loan Documents shall be a like lien on the Property and be deemed to be part of the indebtedness secured hereby.

                          (b)     Subject to the provisions of Article 36
hereof, in the event this Mortgage or the Mortgage Note is placed in the hands of counsel for collection of any amount payable hereunder or thereunder or for the enforcement of any of the provisions hereof or thereof and if an Event of Default shall have occurred and shall then be continuing, the Mortgagor agrees to pay all reasonable costs associated therewith incurred by the Mortgagee, either with or without the institution of an action, suit or other proceeding, in addition to all reasonable costs, disbursements and allowances provided by law, all such costs to be paid upon demand, together with interest thereon at the Prime

Rate from the date of notice or incurring thereof, and the same shall be deemed to be part of the indebtedness secured hereby.

                          47.     USURY.  The Mortgagor and the Mortgagee
intend to conform strictly to applicable laws regarding usury. The Mortgagor and the Mortgagee hereby stipulate and agree that none of the terms and provisions contained in the Mortgage Note or this Mortgage shall ever be construed to create a contract to pay for the use, forbearance, or detention of money an amount in excess of the maximum nonusurious amount allowed by applicable law. If the Mortgage Note or this Mortgage or the transactions contemplated by any of them would be otherwise usurious under applicable law, then notwithstanding anything to the contrary in any or all of the Mortgage Note or this Mortgage, the Mortgagor, and the Mortgagee hereby agree as follows: (i) for any applicable period of time specified by any applicable law, interest under the Loan Documents shall never exceed the maximum nonusurious amount allowed by such law; and (ii) if the Mortgage Note shall be accelerated in whole or in part for any reason, or if any required or permitted prepayment occurs hereunder, then for any applicable period of time specified by any applicable law, interest shall never include more than the maximum nonusurious amount allowed by each such law, and in either such case any excess interest (if any) otherwise provided for under any or all of the Loan Documents shall automatically be applied by the Mortgagee in the following order: (1) to interest properly charged under the Mortgage Note and this Mortgage; (2) to principal properly charged under the Mortgage Note and this Mortgage (without premium); (3) if all sums due under (1) and (2) have been or would thereby be paid in full, all other interest on the Mortgage Note shall be cancelled automatically as of and through the date of such acceleration or prepayment; and (4) if any such excess interest has been received by the Mortgagee, it shall be refunded by the Mortgagee to the Mortgagor. The Mortgagor shall never be required to pay unearned interest under the Mortgage Note and this Mortgage or to pay interest under any or all of the Loan Documents in an amount in excess of the maximum nonusurious amount allowed by applicable law, and the provisions of this Article 47 shall control over all other provisions of any Loan Document which may be in apparent conflict herewith.

                          Notwithstanding anything to the contrary contained in
this Article 47, in the event that any payments required to be made under the Mortgage Note are determined to be usurious under applicable law, the Mortgagor shall be required to redeem the Mortgage Note and failure to do so shall be an Event of Default under this Mortgage.

                          48.     MISCELLANEOUS.  This Mortgage may be
discharged or terminated only by an instrument in writing signed by the party against which enforcement of such discharge or termination is sought. In the event any time period or any date provided in this Mortgage ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the preceding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such succeeding day. Subject to Article 36 hereof, this Mortgage shall be binding upon the Mortgagor and the Mortgagee and each of the Persons constituting the Mortgagor and the Mortgagee and their respective successors and permitted assigns and all Persons claiming under or through the Mortgagor and the Mortgagee or any such successors or permitted assigns, and shall inure to the benefit of and be enforceable by the Mortgagor and the Mortgagee and their respective successors and assigns. The Mortgagee may assign to any party all or any part of, or any interest in, the Mortgagee's rights and benefits hereunder and to the extent of such assignment such assignee shall have the same rights and benefits against the Mortgagor as it would have had if it were the Mortgagee hereunder. This Mortgage may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                          49.     NON-MERGER.  It is the intention and
agreement of the Mortgagor and the Mortgagee that there shall be no merger of any leasehold estate in the Premises with the fee interest in the Premises or any other estate or interest in the Premises, and there shall be no merger of this Mortgage and any estate in the Premises, by reason of the fact that the same Person may own or hold (a) any leasehold estate in the Premises, and/or
(b) this Mortgage, and/or (c) the fee interest in the Premises or any other estate or interest in the Premises.

                          50.     ASSIGNMENT OF RENTS AND MORTGAGOR'S INTEREST
IN LEASES.

                          (a)     During the term hereof, the Mortgagor
presently hereby irrevocably grants, sells, assigns, conveys, transfers and sets over to the Mortgagee, subject to the terms and conditions hereof, any and all existing Leases and any other Leases which may hereafter be entered into by the Mortgagor, and any modifications, renewals or extensions thereof, and all right, title and interest of the Mortgagor thereunder, including all claim, right and demand as lessor to receive, collect and retain all rents and all other amounts due thereunder, any modification, renewals or extensions thereof, including:

                                  (i)      the immediate and continuing right
                 to receive and collect all amounts payable by all Tenants, subtenants or other parties pursuant to the Leases, including without limitation (A) all rents, income, revenues, issues, profits, insurance proceeds, condemnation awards and other payments, tenders and security payable to or receivable by the Mortgagor under the Leases, (B) all damages or other amounts payable in the event of any expiration or termination of any Lease pursuant to the terms thereof, by operation of law or otherwise, (C) any indemnification against, or reimbursement for, sums paid and costs and expenses incurred by the Mortgagor under any Lease or otherwise, (D) any award in the event of the bankruptcy of any Tenant or guarantor of a Lease, and (E) all security deposits, other security instruments, other deposits or prepayments with respect to any such Leases;

                                  (ii)     all claims, rights, powers,
                 privileges and remedies of the Mortgagor, whether provided for in any Lease or arising by statute or at law or in equity or otherwise, consequent on any failure on the part of any Tenant to perform or comply with any term of any Lease;

                                  (iii)    all right to take all action upon
                 the happening of a default under any Lease as shall be permitted by any Lease or by law, including, without limitation, the commencement, conduct and consummation of proceedings at law or in equity; and

                                  (iv) the full power and authority, in the name of the Mortgagor, or otherwise, to enforce, collect, receive and make receipt for any and all of the foregoing and to do any and all other acts and things whatsoever which the Mortgagor, or any landlord is or may be entitled to do under any Lease;

subject, however, to the license granted to the Mortgagor under paragraph (c) below.

                          (b)     Any funds received by the Mortgagee, after
payment of all proper costs and charges, under this Article 50 shall be held by the Mortgagee for application in the priority set forth in Article 29 hereof. The Mortgagee shall be accountable to the Mortgagor only for monies actually received by the Mortgagee pursuant to this Article 50. The collection of said funds and the application thereof as aforesaid shall not cure or waive any Event of Default or waive, modify or affect any notice of Event of Default or invalidate any act done pursuant to such notice; provided, however, if the Mortgagor deposits with the Mortgagee amounts which are sufficient to cover the amounts to be applied hereunder, the Event of Default shall be deemed to have been cured.

                          (c)     (i)  So long as no Event of Default shall
have occurred and be continuing, the Mortgagor shall have a license, which may be performed by the Manager, to collect and retain from the Tenants and the parties to the REA, rent and all other sums payable under the Leases and the REA, and all Proceeds paid in respect of the insurance described in clause (d) of Exhibit D hereto to enforce the obligations of Tenants under the Leases and of such other parties under the REA, and to exercise all the rights and remedies of the landlord under the Leases and the REA and, subject in each case, however, to compliance with the provisions of this Mortgage. The Mortgagor shall deposit as soon as practicable, but in no event later than one Business Day after receipt, or shall cause the Manager to so deposit, all monies received in respect of the Property or this mortgage and in respect of all rents, profits, issues and income from any Leases and all other Operating Income, and all income or other gains from investment or reinvestment thereof, in an operating account (the "Operating Account") to be established by the Mortgagor in the name of the Mortgagor at a bank selected by the Mortgagor (unless reasonably disapproved by the Mortgagee), separate from all other monies of the Mortgagor or the Mortgagee, provided, however, if in the event of a dispute with a Tenant, the Mortgagor deems it in the best interest of maintaining the value of the Property to withhold deposit of any rents received from such Tenant because of a dispute, it is authorized to do so. The Mortgagor hereby grants and assigns to the Mortgagee the Operating Account to secure the performance of the obligations under the Mortgage Note, the Mortgage and the other Loan Documents and to be used by the Mortgagee to pay amounts permitted to be withdrawn under Section 50(b).

                                  (ii)     If any Event of Default shall have
occurred and be continuing, the license granted in Section 50(c)(i) hereof shall immediately cease and terminate, with or without any action or proceeding or the intervention of a receiver appointed by a court, and the Mortgagee or an agent appointed by the Mortgagee may, to the fullest extent permitted by the Leases, do any or all of the following:

                                  (A)      exercise any of the Mortgagor's
                          rights under the Leases including notifying Tenants to pay rent to an account or location selected by the Mortgagee in accordance with this Mortgage;

                                  (B)      enforce the Leases;

                                  (C)      demand, collect, sue for, attach,
                          levy, recover, receive, compromise and adjust, and make, execute and deliver receipts and releases for all rents or other payments that may then be or may thereafter become due, owing or payable with respect to the Leases;

                                  (D)      demand that any sums held by the
                          Mortgagor with respect to any Lease (including but not limited to any security deposits, other deposits or prepayments) be immediately remitted to the Mortgagee; and

                                  (E)      generally, do, execute and perform
                          any other act, deed, matter or thing whatsoever that ought to be done, executed and performed in and about or with respect to the Leases, as fully as allowed or authorized by this Article 50.

                          (d)     The Mortgagor hereby irrevocably authorizes
and directs each Tenant under a Lease, upon receipt of notice from the Mortgagee that an Event of Default has occurred and is continuing, to pay directly to, or as directed by, the Mortgagee, all rents, issues and profits accruing or due under such Tenant's

Lease from and after the receipt of such notice. The Mortgagor agrees that any Tenant shall have the right to rely upon the notice from the Mortgagee and shall pay such rents, issues and profits to or as directed by the Mortgagee without any obligation to inquire into the actual existence of any Event of Default claimed by the Mortgagee, notwithstanding any notice from or contrary claim by the Mortgagor, and the Mortgagor shall have no right or claim for any rents, issues or profits so paid to the Mortgagee. Such rents, issues and profits shall continue to be paid to the Mortgagee unless and until the Event of Default which gave rise to the termination of the Mortgagor's license under
Section 50(c)(i) is, and any intervening Events of Default have been, cured to the satisfaction of the Mortgagee (so long as no amount shall then be due and payable under the Mortgage Note, whether at maturity, by declaration of acceleration or otherwise, and such acceleration has not been rescinded). In the event each such Event of Default has been cured as aforesaid (or, if the provisions set forth in the parenthetical in the immediately preceding sentence are applicable, upon completion of foreclosure or comparable remedies resulting in a disposition of the Premises) the Mortgagee shall direct each Tenant by written notice to resume the payment of all rents, issues or profits accruing or due under its respective Lease in accordance with the provisions of Section 50(c) hereof (or, if the immediately preceding parenthetical is applicable, to the then-owner of the Premises) from and after receipt of such notice from the Mortgagee.

                          (e)     Except for any termination of any Lease or
any amendment, modification or waiver of the provisions of any Lease expressly permitted by the provisions thereof or of Article 19 hereof, the Mortgagor at its expense will prudently enforce in all material respects each of the Leases in accordance with their terms. Neither the execution and delivery of this Mortgage nor any action or inaction on the part of the Mortgagee shall release
(i) any Tenant from its Lease, (ii) any guarantor of any Lease or (iii) the Mortgagor from any of its obligations under the Leases or constitute an assumption of any such obligation under the Leases or constitute an assumption of any such obligation on the part of the Mortgagee. No action or failure to act on the part of the Mortgagor shall adversely affect or limit the rights of the Mortgagee under this Mortgage or, through this Mortgage, under any Lease.

                          (f)     During the term hereof, all rights, powers
and privileges of Mortgagee herein set forth are coupled with an interest and are irrevocable, subject to the terms and conditions hereof, and the Mortgagor will not take any action under any Lease or otherwise which is inconsistent with this Mortgage or any of the terms hereof and any such action inconsistent herewith shall, to the fullest extent permitted by law, be void. Any further assignment of any rents, issue, or profits from the Property shall to the fullest extent permitted by law be void except as permitted by Section 18.3 of this Mortgage. To the fullest extent permitted by applicable law, the Mortgagor hereby waives any requirement that the Mortgagee commence any foreclosure proceeding with respect to any or all of the Property prior to enforcement of any remedies pursuant to this Article 50, including the right to commence and prosecute an action to appoint a receiver for rents and all other amounts due under any Leases. Subject to Article 36 hereof, the Mortgagor will, from time to time, upon request of the Mortgagee, execute all instruments and further assurances and all supplemental instruments and take all such action as the Mortgagee from time to time may reasonably request in order to perfect, preserve and protect the interests intended to be assigned to the Mortgagee hereby.

                          (g)     The assignment granted by this Article 50 may
be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought. Subject to Article 36 hereof, the covenants of this Article 50 shall run with the land and bind the Mortgagor, the successors and permitted assigns of the Mortgagor, and all present and subsequent encumbrances, Tenants of any of the Premises, and shall bind and inure to the benefit of the Mortgagee, its successors and permitted assigns.

                          (h)     The Mortgagor hereby agrees that it will not,
unilaterally or by agreement, subordinate, amend, modify, extend, discharge, terminate, surrender, waive or otherwise change any term of any Lease in any manner which would violate this Mortgage. If any Lease shall be amended as permitted hereby, such Lease shall continue to be subject to the provisions hereof without the necessity of any further act by any of the parties hereto, subject to the provisions of any non-disturbance agreement which the Mortgagee may have granted in accordance with the provisions of this Mortgage.

                 51. NOTICES. Any notice, demand, consent, waiver, approval, direction, agreement or other communication (any "Notice") required or permitted hereunder or under any other Loan Document shall be in writing and sent via overnight courier, delivered by hand or mailed by certified mail, return receipt requested, addressed as follows to the person entitled to receive the same:

                          (1)     If to the Mortgagor, two (2) copies to:

                                  Sawgrass Mills Phase II Limited Partnership
                                  c/o The Mills Corporation
                                  1300 Wilson Boulevard, Suite 400
                                  Arlington, VA  22209
                                  Attention:  General Counsel
                                  Attention: Chief Financial Officer
                                  Tel.: (703) 526-5155
                                  Fax.: (703) 526-5198

                                  With a copy to:

                                  Rudnick & Wolfe
                                  203 North La Salle St., Suite 1800
                                  Chicago, IL  60601-1293
                                  Attention:  Robert H. Goldman, Esq.
                                  Tel.: (312) 368-4000
                                  Fax.: (312) 236-7516


                          (2)     If to the Mortgagee:

                                  CS First Boston Mortgage Capital
                                    Corporation
                                  55 East 52nd Street
                                  New York, NY  10055-0186
                                  Attention:  Mr. Robert K. Vahradian
                                  Tel.: (212) 909-2178
                                  Fax.: (212) 755-5681


                                  with a copy to:

                                  Kramer, Levin, Naftalis & Frankel
                                  919 Third Avenue
                                  New York, New York 10022
                                  Attention:  Mark S. Fawer, Esq.
                                  Tel.:  (212) 715-9372
                                  Fax.:  (212) 715-8000


                          Any Notice shall be deemed to have been validly given
hereunder when delivered if sent via courier service, delivered by hand or upon the third Business Day after deposited with the U.S. Postal Service. Any person shall have the right to specify, from time to time, at its address or addresses for purposes of this Note, any other address or addresses upon giving ten (10) days' notice thereof to each other person then entitled to receive notices or other instruments hereunder.

                          The Mortgagor hereby acknowledges receipt, without
charge, of a true copy of this Mortgage.

                          IN WITNESS WHEREOF, the Mortgagee and the Mortgagor
have caused this Mortgage to be duly executed and delivered as of the date first above written.

                          SAWGRASS MILLS PHASE II LIMITED PARTNERSHIP,
                               as Mortgagor

                            By: Sawgrass Mills Phase II, L.L.C., a
                                Delaware limited liability company,
                                its General Partner



                                By: The Mills Limited Partnership, a
                                    Delaware limited partnership,
                                    its Executive Manager



                                    By: The Mills Corporation, a
                                        Delaware corporation, its
                                        General Partner


WITNESS/ATTEST
                                        By:
                                           ---------------------------
                                           Name:
                                           Title:


---------------------------
Name:

---------------------------
Name:



                          CS FIRST BOSTON MORTGAGE CAPITAL CORP.,
                               as Mortgagee


                          By:
                                ---------------------------------
                                Name:
                                Title:


---------------------------
Name:

---------------------------
Name:

State of New York         )
                          )  :
County of New York        )


                 The foregoing instrument was acknowledged before me this 30th day of July, 1996 by _________________, as _____________ of The Mills
Corporation, a Delaware corporation, as general partner of The Mills Limited Partnership, a Delaware limited partnership, as executive manager of Sawgrass Mills Phase II, L.L.C., a Delaware limited liability company, as general partner of Sawgrass Mills Phase II Limited Partnership, a Delaware limited partnership, on behalf of said partnership. He/She is personally known to me or has produced ______________ as identification.

                                        ------------------------
                                             Notary Public



Name:
     -----------------------------------
Commission Expires:
                   ---------------------

State of New York         )
                          )  :
County of New York        )


          The foregoing instrument was acknowledged before me this 30th day of July, 1996 by __________________ on behalf of and as _________________ of CS
First Boston Mortgage Capital Corp., a Delaware corporation. He/She is personally known to me or has produced ________________ as identification.

                                      ------------------------------
                                             Notary Public



Name:
     --------------------------------
Commission Expires:
                   ------------------

                                   EXHIBIT A

                               LEGAL DESCRIPTION

                                   EXHIBIT B

                              PERMITTED EXCEPTIONS



                          (a)     the right reserved to or vested in any
municipality or public authority to condemn, appropriate, recapture or designate a purchaser of the Property or any part thereof or interest therein or under zoning laws and use regulations;

                          (b)     any (i) liens for Impositions and any other
taxes, assessments or charges, (ii) liens of mechanics, materialmen, suppliers, vendors or other Persons for work or services performed or materials furnished in connection with the Property and (iii) liens or charges arising from the imposition of any Legal Requirement, in each case which are not due and payable in accordance with the terms of this Mortgage or the amount, validity or application of which is being contested at the time by appropriate legal, administrative or other proceedings which shall operate to prevent the collection thereof or other realization thereon and the sale or forfeiture of the Property or any interest therein to satisfy the same, provided that the Mortgagor shall have complied with Article 11 dealing with the contest of any Imposition, lien, tax, assessment, charge or Legal Requirement;

                          (c)     the lien hereof and of any other Loan
Document and any rights granted hereby or thereby;

                          (d)     the state of facts shown on the survey of the
Property by Craven Thompson & Associates, dated July 24, 1996;

                          (e)     rights of Tenants under any Leases existing
on the date hereof or entered into in accordance with the provisions of this Mortgage, and any memoranda of any of them;

                          (f)     additional Permitted Exceptions allowed by
Section 2.2(c) of this Mortgage; and

                          (g)     the title exceptions set forth in Schedule B
to the title policy insuring the lien of this Mortgage, provided that same are not violated by the Improvements, the current use of the Property or this Mortgage or any other Loan Document.

                                   EXHIBIT C

                                PROMISSORY NOTE


                                      NOTE


U.S.$12,000,000.00                                              Sunrise, Florida
                                                                   July 30, 1996


                 FOR VALUE RECEIVED, SAWGRASS MILLS PHASE II LIMITED PARTNERSHIP, a Delaware limited partnership (the "Maker"), having its principal place of business c/o The Mills Corporation, 1300 Wilson Boulevard, Suite 400, Arlington, Virginia 22209, hereby promises to pay to the order of CS FIRST BOSTON MORTGAGE CAPITAL CORPORATION, a Delaware corporation (together with its successors and assigns, the "Holder"), the principal sum of TWELVE MILLION ($12,000,000.00) UNITED STATES DOLLARS, at the offices of the Holder, 55 East 52nd Street, New York, NY 10055-0186 (or at such other place as the Holder may from time to time specify to the Maker in writing), in lawful money of the United States, in immediately available funds not later than 11:00 a.m. (New York City time) on July 31, 1998 (the "Maturity Date") (subject to extension pursuant to the terms hereof) or such sooner date as required herein; and to pay at such place, in like money, interest on any and all principal amounts outstanding hereunder (the "Principal Balance") from the date hereof until paid at the Interest Rate (hereinafter defined), except as otherwise herein provided, in accordance with the terms set forth herein:


                                   ARTICLE I

                       PAYMENT OF PRINCIPAL AND INTEREST

                 SECTION 1.01. Certain Defined Terms. As used in this Note, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                 "Available Cash Flow" means, with respect to any period, all Revenues received during such period less all Operating Expenses incurred during such period.

                 "Base LIBO Rate" shall mean, with respect to an Interest Period, the rate of interest per annum (rounded to the next highest one-hundredths of one percent) at which U.S. dollar deposits are offered to the Holder by prime banks in the London interbank Eurodollar market for amounts in immediately available funds approximately equal to the Principal Balance with maturities equal to such Interest Period, at approximately 11:00 a.m. (New York City time) on the day that is two Business Days prior to the first day of such Interest Period.

                 "Breakage Costs" shall have the meaning set forth in Section
1.08 hereof.

                 "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and dealings are carried on in the London interbank market.

                 "Changes in Law" shall mean any law, regulation or requirement which takes effect after the date of this Note and which applies to and is binding upon the Holder, any change in any existing law, regulation or requirement which takes effect after the date of this Note and which applies to and is binding upon the Holder, any change announced by judicial or administrative authority and its interpretation of any law, regulation or requirement which takes effect after the date of this Note and which applies to and is binding upon the Holder, or any requirement or guideline imposed or made after the date of this Note which applies to and is binding upon the Holder by any central bank or fiscal, monetary or a similar authority.

                 "Debt Service Coverage Ratio" means the ratio of (a) the Available Cash Flow for the immediately preceding twelve (12) months divided by
(b) the aggregate sum of interest payments that were due and payable to the Holder pursuant to this Note (whether or not actually paid) in the immediately preceding twelve (12) months.

                 "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                 "Event of Default" shall have the meaning ascribed thereto in
Section 2.01.

                 "Extended Maturity Date" shall mean the first anniversary of the Maturity Date.

                 "Interest Period" means the period commencing on the date hereof or the day after the last day of the preceding Interest Period, as the case may be, and ending on a day which is thirty (30) days thereafter; provided, however, that:

                 (i) whenever the last day of the Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                 (ii) whenever the first day of any Interest Period occurs on a day of a calendar month for which there is no numerically corresponding day in the succeeding calendar month in which such Interest Period shall end, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                 "Interest Rate" shall mean the LIBO Rate.

                 "LIBO Rate" shall mean, with respect to an Interest Period, a rate per annum which shall be the Base LIBO Rate applicable to such Interest Period plus 2.35%.

                 "Loan" shall mean the loan from the Holder to the Maker, the obligation to repay such loan being evidenced by this Note.

                 "Loan Documents" shall mean collectively (i) this Note, (ii) a Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the "Mortgage") of even date herewith from the Maker to the Holder, securing the Note and covering the property known as Sawgrass Mills Phase II and located in Broward County, Florida (the "Property") as more particularly described therein, (iii) an Assignment of Leases and Rents of even date herewith from the Maker to the Holder and any and all other documents executed and delivered by the Maker in connection with the Loan.

                 "Note" shall mean this Note.

                 "Officer's Certificate" shall mean a certificate delivered to the Holder and signed by an officer of The Mills Corporation or its successor, which certificate shall be subject to the provisions of Section 3.01 hereof.

                 "Operating Expenses" shall mean any and all (a) actual cash operating expenses relating to the operation of the Property, (b) the cost of ordinary maintenance and repairs of the Property and (c) real estate taxes and assessments relating to the Property. Operating Expenses shall not include (i) any interest and principal payments made to the Holder and any other party and
(ii) amounts disbursed for capital improvements to the Property.

                 "Prime Rate" shall mean 175 basis points in excess of the rate of interest per annum as established by The Chase Manhattan Bank, N.A. or its successor (the "Reference Bank") in New York, New York from time to time as its prime or base lending rate, and shall be effective on the day the Reference Bank establishes such change, which rate, the Maker acknowledges, may or may not be the Reference Bank's lowest rate. If the Reference Bank shall abolish or abandon the practice of establishing its prime or base lending rate or if such rate shall not be ascertainable, the Holder shall designate by notice to the Maker the floating commercial loan interest rate of Citibank, N.A. or its successor established from time to time as its prime or base lending rate, to be the Prime Rate hereunder.

                 "Revenues" shall mean any and all revenues and receipts from the Property, including without limitation, all rents, additional rents and all other amounts received under leases of space at the Property and proceeds of business interruption or rent insurance, but excluding any security deposits (unless forfeited to the Maker), prepayments of rent for more than one month in advance, amounts received from tenants and others in order to induce the Maker to accept a surrender of a lease or occupancy agreement, condemnation awards, casualty insurance proceeds and the proceeds of the sale of any portion of the Property.

                 SECTION 1.02. Interest. (a) The Maker shall pay interest on the Principal Balance hereunder at the Interest Rate. Such interest shall accrue during the Interest Period to which such LIBO Rate applies, from and including the first day of such Interest Period to and including the last day of such Interest Period. All accrued and unpaid interest under this Section
1.02 shall be payable monthly, in arrears, on the first day of the succeeding calendar month; provided, however, that upon the occurrence or during the continuance of an Event of Default, the Maker shall pay interest on the Principal Balance, on demand, at a rate per annum equal at all times to four
(4) percentage points per annum above the rate of interest otherwise payable on the Principal Balance (but in no event less than twelve percent (12%) per annum)(such rate is hereinafter referred to as the "Default Rate").

                          (b)     If at any time the Holder shall reasonably
determine (which determination shall be conclusive and binding upon the Maker) that (i) U.S. dollar deposits in an amount equal to the Principal Balance are not generally available at such time in the London interbank Eurodollar market,
(ii) reasonable means do not exist for ascertaining a LIBO Rate, (iii) the LIBO Rate on the Principal Balance would be in excess of the maximum interest rate which the Maker may lawfully pay or (iv) the Holder may not apply a LIBO Rate to the Principal Balance, or fund any portion of the Principal Balance bearing interest at a LIBO Rate in the London interbank Eurodollar market, in accordance with applicable laws, regulations and legal requirements, then the Holder shall notify the Maker, and the Principal Balance shall bear interest at the Prime Rate.

                          (c)     If due to any Change of Law the Holder may
not maintain any LIBO Rate then in effect under this Note in accordance with applicable laws, regulations and requirements, such LIBO Rate shall automatically be converted to the Prime Rate if and for so long as such law, regulation or requirement is applicable, in which event the Maker shall, at its option, either commence and continue to pay the Prime Rate or prepay the Principal Balance including all interest accrued and unpaid thereon, all Breakage Costs (if any) relating to or arising from such prepayment, in each case on the earlier of (i) the last day of the Interest Period with respect thereto or (ii) the date on which it becomes unlawful for the Holder to charge such LIBO Rate (provided that the Maker shall have received not less than ten (10) days' notice of the same). The Maker agrees to pay to the Holder, within ten (10) days after demand by the Holder, all costs and expenses incurred by the Holder as a result of such Change of Law directly attributable to this Note. This statement as to the amount of such Breakage Cost, or additional interest, costs and expenses furnished to the Maker by the Holder shall be conclusive and binding upon the Maker, absent manifest error.

                          (d)     The Maker agrees that each determination of
the Prime Rate shall be made by the Holder and shall be conclusive and binding upon the Maker. The Maker further acknowledges that the Prime Rate merely serves as a basis upon which effective rates of interest are calculated for loans making reference thereto and that such Prime Rate may not be the lowest or best rate at which interest is calculated or credit is extended.

                 SECTION 1.03.  Prepayments.

                          (a)     Permitted Prepayments.  The Maker may, upon
at least thirty (30) days' notice to the Holder, stating the proposed date of the prepayment, which date shall be only upon the last day of the then current Interest Period (the "Noticed Prepayment Date") and the portion of the Principal Balance that will be prepaid (the "Prepayment Amount"), and, if such notice is given, the Maker shall on the Noticed Prepayment Date, prepay the Prepayment Amount, in whole and not in part, together with accrued interest to the date of such prepayment.

                          (b)     Other Prepayments.  In the event of any
prepayment in any matter other than that described in subsection (a) of this
Section 1.03, including, without limitation, a prepayment arising from an acceleration of the Loan upon the Maker's default, the Maker shall pay to the Holder (i) accrued interest to the date of such prepayment on the portion of the Principal Balance being prepaid and (ii) any and all costs actually incurred by the Holder in connection with such prepayment, including, but not limited to, the Breakage Costs (if applicable).

                 SECTION 1.04. Additional Interest. In the event that the Holder shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities in amounts in excess of those required to be maintained as of the date hereof, from and after the effective date of such increase, the Maker shall pay additional interest on the Principal Balance, from the first day of the then current Interest Period until the Principal Balance is paid in full, at an interest rate equal at all times through the remainder obtained by subtracting (i) the LIBO Rate for the Interest Period from (ii) the rate obtained by dividing such LIBO

Rate by a percentage equal to 100% minus such percentage increase in the reserve requirements for such Interest Period, payable on each date on which interest is payable hereunder.

                 SECTION 1.05. Increased Cost. If, due to a Change in Law, there shall be any increase in the cost to the Holder of making, funding or maintaining the Loan, then the Maker shall from time to time, upon demand by the Holder, pay to the Holder additional amounts sufficient to compensate the Holder for such increased cost. A certificate as to the amount of such increase in cost, submitted to the Maker by the Holder, shall be conclusive and binding for all purposes.

                 SECTION 1.06. Computations. All computations of interest shall be made by the Holder on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is paid. Each determination by the Holder of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                 SECTION 1.07. Taxes. (a) All payments made hereunder shall be free and clear of and without deduction for any and all taxes, levies, deductions, charges or withholdings, and all liabilities with respect thereto (excluding franchise and income tax as imposed on, or measured by the income of the Holder) imposed by the United States or the jurisdiction under the laws of which it is organized or its principal place of business or any political subdivision thereof (all such non-excluded taxes, levies, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Maker shall be required by future law or change in any existing law to deduct any Taxes from or in respect of any sum payable hereunder (i) the sum payable shall be increased so that after making all the required deductions (including the deductions applicable to additional sums payable under this Section 1.07) the Holder receives an amount equal to the sum it would have received had no such deduction been made, (ii) the Maker shall make such a deduction and (iii) the Maker shall pay the full amount deducted to the relevant taxation authority or authority in accordance with applicable law.

                          (b)     In addition, the Maker agrees to pay any
stamp or documentary taxes, intangible taxes and any other property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of or otherwise with respect to, this Note (hereinafter referred to as "Other Taxes").

                          (c)     The Maker will indemnify the Holder for the
full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 1.07) incurred by the Holder and in any liability (including penalties, interests and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty days from the date the Holder makes written demand therefor. Notwithstanding the foregoing, the Maker may forbear from making such payment during the pendency of a contest brought in good faith in appropriate proceedings by Maker in opposition to such Taxes or Other Taxes, provided that security for such payment, together with interest, fines and penalties thereon, and otherwise in amount and form satisfactory to the Holder, is delivered to the Holder within the thirty (30) day demand period set forth in the preceding sentence. Upon the final determination of any such contest, the Maker shall pay any such Taxes or Other Taxes, together with interest, fines and penalties thereon; in default of which the Holder may make any such payment out of the security deposited. Any security remaining after such payments, if any, shall be returned to the Maker.

                          (d)     Within thirty days after the date of any
payment of Taxes by the Maker, the Maker shall furnish to the Holder, at its address referred to in Section 4.02, the original or certified copy of the receipt evidencing payment thereof. Upon receipt by the Maker from the Holder of an inquiry with respect to whether Taxes are payable with respect of any payment hereunder, the Maker shall, at the reasonable request of the Holder, furnish the Holder, at such address, a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Holder, in either case stating that such payment is exempt from or not subject to Taxes.

                          (e)     Without prejudice to the survival of any
other agreement of the Maker hereunder, the agreements and obligations of the Maker contained in this Section 1.07 shall survive the payment in full of principal and interest hereunder.

                 SECTION 1.08. Breakage Costs. If any payment of principal hereunder is made by the Maker to the Holder other than on the last day of an Interest Period, as a result of a payment pursuant to Section 1.03(b), acceleration of the maturity of this Note pursuant to Section 2.01 or for any other reason, the Maker shall, upon demand by the Holder, pay to the Holder any amounts required by the Holder for any additional losses, costs or expenses that it may reasonably incur as a result of such payment by reason of liquidation or redeployment of deposits or other funds acquired by the Holder to fund or maintain such principal amount (collectively, "Breakage Costs").

                 SECTION 1.09. Maturity Date Extensions. Provided that an Event of Default has not occurred, the Maker may extend the Maturity Date to the Extended Maturity Date upon not less than ninety (90) days' advance notice to the Holder (the "Extension Notice"), provided that, as of the last day of the calendar month preceding the giving of the Extension Notice (which calendar month for purposes of this determination may be no earlier than

February 1998), the Debt Service Coverage Ratio is at least equal to 1.25; provided further, however, that, on or before the Maturity Date, the Maker shall pay to the Holder an extension fee equal to one-half of one percent (0.5%) of the then Principal Balance. The Extension Notice shall be accompanied by financial statements of the Maker for the twelve-month period ending on the last day of the month preceding the giving of the Extension Notice and an Officer's Certificate certifying that such financial statements are true and correct in all material respects and the amount of the Debt Service Coverage Ratio based on such financial statements. If the Holder shall reasonably believe that such financial statements may not have been prepared in accordance with generally accepted accounting principles, consistently applied, then the Holder may also require the delivery of the Maker's financial statements certified by a public accounting firm approved by the Holder.


                                   ARTICLE II

                         EVENTS OF DEFAULT; LATE CHARGE

                 SECTION 2.01. Event of Default. Each of the following shall constitute an "Event of Default":

                          (a) Failure to make payment of any monthly interest payment hereunder within five (5) days after the date due, the failure to make any payment of any late charge, late interest payment or any other charges hereunder or pursuant to any other Loan Document within five (5) days after the date due, or the failure to make payment of the Principal Balance when the same shall have become due, whether by maturity or acceleration or otherwise (any of which shall hereinafter be referred to as a "Monetary Default").

                          (b) Failure by the Maker in the due observance or performance of any of the terms or provisions contained in this Note or in any other Loan Document (other than a Monetary Default) within the grace period (if any), specified herein with respect thereto, if the Maker shall not have cured the same (if the same is reasonably susceptible of cure within such grace period) or, if the same is not reasonably susceptible of cure within such period, if the Maker shall not have within such period promptly commenced and thereafter diligently continued without interruption to cure the same within such period of time (not to exceed ninety (90) days) as the same, with the continuous exercise of such diligence, is reasonably susceptible of cure.

                          (c) If no applicable grace period is specified with respect to any term or provision contained in this Note or any other Loan Document, failure by the Maker in the due observance or performance of any of the terms or provisions contained in this Note or in any other Loan Document (other than a Monetary Default) if, within thirty
                 (30) days after notice by the Holder, the Maker shall not have cured the same (if the same is reasonably susceptible of cure within such thirty (30) days) or, if the same is not reasonably susceptible of cure within such thirty (30) days, if the Maker shall not have within such thirty (30) days promptly commenced and thereafter diligently continued without interruption to cure the same within such period of time (not to exceed ninety (90) days) as the same, with the continuous exercise of such diligence, is reasonably susceptible of cure.

                          (d) Failure by the Maker in the due observance or performance of any of the terms or provisions contained in this Note or in any other Loan Document, if such term or provision is not susceptible of cure.

                          (e) An Event of Default pursuant to that certain Master Lease, dated as of July 30, 1996, between the Maker, as lessor, and Sunrise Mills (MLP) Limited Partnership, a Delaware limited partnership ("Master Lessee"), as lessee, demising a portion of the Property or an Event of Default pursuant to any guaranty of Master Lessee's obligations thereunder (a "Master Lease Guaranty"; a guarantor thereunder being referred to herein as a "Master Lease Guarantor").

                          (f) An Event of Default pursuant to any "Security Document" as such term is defined in that certain Amended and Restated Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated December 1, 1993, between Sunrise Mills Limited Partnership (the "Phase I Owner") and Sawgrass Finance L.L.C. (together with its successors and assigns, the "Phase I Mortgagee") which has not been cured within any applicable cure or grace period and as a result of which the Phase I Mortgagee shall accelerate the maturity of the indebtedness secured thereby or initiate foreclosure or receivership proceedings; provided, however that this Event of Default shall be deemed cured if the Phase I Mortgagee rescinds the acceleration or elects not to pursue the foreclosure or receivership proceedings within 45 days after the initiation of foreclosure proceedings by the Holder under the Mortgage.

                          (g) If a court having jurisdiction shall enter a decree or order for relief in respect of the Maker, any general partner of the Maker, the Phase I Owner, the Master Lessee or the Master Lease Guarantor (collectively, the "Acceleration Parties") in an involuntary case under any applicable bankruptcy, insolvency or other similar law or code now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of any Acceleration Party or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days.

                          (h) If any Acceleration Party shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law or code now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law or code, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of any Acceleration Party or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate or partnership action in furtherance of any of the foregoing.

                          (i) If any representation or warranty made by the Maker in the Note, in any Loan Document, or in any other instrument which pertains to this Note proves to be false or misleading, now or hereafter in any material respect.

In the event of an Event of Default, the Holder may, by notice to the Maker, declare this Note, all interest thereon and all other amounts payable under this Note to be forthwith due and payable whereupon this Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, protest or further notice of any kind, all of which are hereby expressly waived by the Maker.

                 SECTION 2.02. Late Charge. In the event that any monthly payment of interest provided for herein shall not be paid within five (5) days after the same shall be due, a late charge of four cents ($0.04) for each dollar so overdue shall become immediately due to the Holder as liquidated damages for failure to make prompt payment and the same shall be part of the indebtedness evidenced hereby and secured by the lien of the Mortgage. Late charges shall be payable with the next monthly payment due. Application of a late charge shall not be construed as a consent by the Holder to any extension of time.

                                  ARTICLE III

                                    RECOURSE

                 SECTION 3.01. Non-Recourse. Anything contained herein or in any other Loan Documents or any Officer's Certificate to the contrary notwithstanding, the Holder agrees that no recourse shall be had against the Maker or any constituent partner in the Maker for the payment of interest and principal or any other sums due under this Note or for the performance of the Maker's other obligations under the Loan Documents, except to the property and assets of the Maker, including without limitation the property secured by the Mortgage and any other collateral given as security for the payment of this Note, and in the event that the Holder pursues any remedies available to it hereunder or under the Mortgage or any other Loan Document, the Holder shall not have recourse to the Maker or any other person for any deficiencies, losses or claims for damages resulting therefrom, and none of the property or assets of the Maker or any other persons (other than the Property and the proceeds thereof) shall be subject to levy, execution, garnishment, attachment, foreclosure or other enforcement procedure for the satisfaction of the remedies of the Holder hereunder; provided, however, that the foregoing limitations shall not be construed so as to exonerate or exculpate the Maker or any other person who would otherwise be liable (collectively, the "Parties") from the payment of any liability, loss or damage suffered by the Holder by reason of
(i) any misapplication by the Maker or the Parties in violation of any of the Loan Documents of any funds held by or on behalf of any of them, including without limitation insurance proceeds, condemnation awards, security deposits and other deposits and reserves of any kind or nature, (ii) any modification of any existing lease or occupancy agreement in contravention of any term, covenant or condition of any Loan Document, (iii) willful commission of waste against the Property by the Maker or any of the Parties, (iv) the intentional or will-full breach of any representations or warranties by the Maker or any of the Parties in any of the Loan Documents or fraud by the Maker or any of the Parties; (v) the seizure or forfeiture of the Property, or any portion thereof or any interest therein, resulting from criminal wrongdoing or other unlawful actions of the Maker or any of the Parties; (vi) the failure of the Maker to pay, in accordance with the provisions of the Mortgage, real property taxes and assessments, insurance premiums, charges for labor or materials or other charges that would if remain unpaid create a lien on the Property or any portion thereof if and to the extent that otherwise sufficient Revenues were applied for purposes other than the payment of Operating Expenses and distributed by or to the Party against whom liability is sought after such taxes, premiums or charges were incurred, (vii) the breach by the Maker of any covenant in any of the Loan Documents pertaining to hazardous materials or compliance with environmental laws, regulations or other legal requirements,
(viii) the failure to pay any Operating Expenses after the occurrence of an Event of Default if and to the extent that otherwise sufficient Revenues were distributed by or to the Party against whom liability is sought after such Operating Expenses were incurred or (ix) the further encumbrancing of the Property; and provided further, that the foregoing limitations on the Maker's and Parties' personal liability shall not impair the validity of the indebtedness evidenced hereby, the lien of the Mortgage, or the validity of any other Loan Document, or the right of the Holder as secured party to foreclose and/or enforce the lien of the Mortgage after default by the Maker, or the right of the Holder to enforce any of the provisions of the Loan Documents against the Maker. In the event that any person or persons or entity or entities, if any, shall have guaranteed all or part of the loan secured hereby, or any of the obligations of the Maker in connection therewith, by separate written guaranty, none of the foregoing limitations on the Maker's personal liability shall modify, diminish or discharge the personal liability of any such guarantor as set forth in any such written guaranty. It is the intention of the Maker and the Holder that this Section shall govern every other provision of this Note and all the other Loan Documents and that the absence of explicit reference to this Section in any provision hereof shall not be construed to derogate the application of this Section to such provision. Subject to the foregoing limitations on the personal liability of the Parties, nothing herein shall be deemed to be a waiver of any right which the Holder may have under Section 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Reform Act of 1978 or any successor thereto or similar provisions under applicable state law to file a claim for the full amount of the debt owing to the Holder by the Maker or to require that all of the Property shall continue to secure all of the indebtedness owing to the Holder in accordance with this Note and the Mortgage.


                                   ARTICLE IV

                                 MISCELLANEOUS

                 SECTION 4.01. Amendment, Etc. No amendment or waiver of any provision of this Note, nor consent to any departure by the Maker herefrom, shall in any event be effective unless the same shall be in writing and signed by the party against whom such amendment, waiver and/or consent is asserted and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. If any term or provision of this Note shall be held to be invalid, illegal or unenforceable in any respect or under any circumstances, the remainder of this Note and the application hereof to other circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

                 SECTION 4.02. Notices. Any notice, demand, consent, waiver, approval, direction, agreement or other communication (any "Notice") required or permitted hereunder or under any other Loan Document shall be in writing and sent via overnight courier, delivered by hand or mailed by certified mail, return receipt requested, addressed as follows to the person entitled to receive the same:

                 (1)      If to the Maker, two (2) copies to:

                          Sawgrass Mills Phase II Limited Partnership
                          c/o The Mills Corporation
                          1300 Wilson Boulevard, Suite 400
                          Arlington, VA  22209
                          Attention:  General Counsel
                          Attention:  Chief Financial Officer
                          Tel.: (703) 526-5155
                          Fax.: (703) 526-5198

                          With a copy to:

                          Rudnick & Wolfe
                          203 North La Salle St., Suite 1800
                          Chicago, IL  60601-1293
                          Attention:  Robert H. Goldman, Esq.
                          Tel.: (312) 368-4000
                          Fax.: (312) 236-7516


                 (2)      If to the Holder:

                          CS First Boston Mortgage Capital
                            Corporation
                          55 East 52nd Street
                          New York, NY  10055-0186
                          Attention:  Mr. Robert K. Vahradian
                          Tel.: (212) 909-2178
                          Fax.: (212) 755-5681


                          with a copy to:

                          Kramer, Levin, Naftalis & Frankel
                          919 Third Avenue
                          New York, New York 10022
                          Attention:  Mark S. Fawer, Esq.
                          Tel.:  (212) 715-9372
                          Fax.:  (212) 715-8000


                 Any Notice shall be deemed to have been validly given hereunder when delivered if sent via courier service, delivered by hand or upon the third Business Day after deposited with the U.S. Postal Service. Any person shall have the right to specify, from time to time, at its address or addresses for purposes of this Note, any other address or addresses upon giving ten (10) days' notice thereof to each other person then entitled to receive notices or other instruments hereunder.

                 SECTION 4.03. No Waiver; Remedies. No failure on the part of the Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. To the extent permitted by applicable law, the remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                 SECTION 4.04. Costs and Expenses. The Maker agrees to pay on demand all costs and expenses in connection with the preparation, execution and delivery of this Note, the Loan Documents and any other instruments and documents to be delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Holder with respect thereto and with respect to advising the Holder as to its rights and responsibilities under this Note prior to the execution of this Note or following an event which with the giving of notice or passage of time would constitute an Event of Default hereunder. The Maker further agrees to pay on demand all losses, costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Note, the Loan Documents and any other instruments and documents delivered in connection herewith, including, without limitation, losses, costs and expenses sustained as a result of a default by the Maker in the performance of its obligations contained in this Note, the Loan Documents or any other instrument or document delivered in connection herewith.

                 SECTION 4.05. Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default the Holder is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Holder to or for the credit or for the account of the Maker now or hereafter existing under this Note, irrespective of whether or not the Holder shall have made any demand under this Note and although such obligations may be unmatured. The Holder agrees promptly to notify the Maker after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Holder under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Holder may have.

                 SECTION 4.06. Binding Effect; Governing Law. This Note shall be binding upon and inure to the benefit of the Maker and the Holder and their respective successors and assigns. The Holder may assign to any party all or any part of, or any interest in, the Holder's rights and benefits hereunder or participation interests therein and to the extent of such assignment or participation such assignee or participant shall have the same rights and benefits against the Maker as it would have had if it were the Holder hereunder. This Note shall be governed by, and construed in accordance with, the internal laws of the State of Florida, without regard to principles of conflict of law.

                 SECTION 4.07. Usury Savings Clause. It is the intention of the Maker and the Holder to comply with all applicable usury laws; accordingly, it is agreed that no provisions in this Note or any of the other Loan Documents shall require the payment or permit the collection of interest in excess of the maximum interest rate per annum permitted by applicable law to be charged to the Maker for the use, forbearance or detention of money (the "Maximum Rate"). If any interest in excess of the Maximum Rate is provided for, or shall be adjudicated to be so provided for then in such event, (i) the provisions of this Section shall govern, (ii) neither the Maker, its endorser or guarantors, nor their respective heirs, legal representatives, successors or assigns nor any other person or entity liable for the payment of this Note, shall be obligated to pay interest to the extent that it is in excess of the Maximum Rate, (iii) any excess interest which may have been collected shall, at the Holder's option, be either applied as a credit against the Principal Balance or refunded to the Maker and (iv) the effective rate of interest automatically shall be reduced to the Maximum Rate; provided, however, if from time to time thereafter the interest rate otherwise then in effect shall be less than the Maximum Rate then in force, the interest rate then in effect shall be automatically increased to the Maximum Rate and remain at the Maximum Rate until the total amount of (A) any excess interest theretofore credited or repaid to the Maker (pursuant to this foregoing provisions of this Section) and
(B) any interest which would have been earned if the interest rate had not been reduced to the Maximum Rate (as provided in this Section) has been fully repaid or paid to the Holder.

                 SECTION 4.08. Definitions. As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective successors and assigns, voluntary by operation of the parties, or involuntary by operation of law.

                 SECTION 4.09. Waivers. Presentment for payment, demand, protest, notice of demand, notice of dishonor, protest and non-payment are hereby waived by the Maker, except as herein specifically provided. Failure to accelerate the debt evidenced hereby by reason of default in the payment of an installment, or the acceptance of a past due installment, shall not be construed as a novation of this Note or as a waiver of the right of the Holder to thereafter insist upon strict compliance with the terms of this Note without previous notice of such intention being given to the Maker. THE MAKER AND THE HOLDER (BY ITS ACCEPTANCE HEREOF) EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.

                 SECTION 4.10. Reference to Loan Documents. This Note is given for the Loan and is secured by the Mortgage and the other Loan Documents. The Mortgage constitutes a lien on the Property. Reference is made to such documents for a description of the nature and extent of the security afforded thereby, the rights of the Holder hereof in respect to such security, and the terms and conditions upon which this Note is secured. The Holder of this Note is entitled to the benefits of such documents and may enforce the agreements contained therein and exercise the remedies provided therein or otherwise in respect thereof, all in accordance with the terms thereof.

                 IN WITNESS WHEREOF, the Maker has executed this Note, on the date above first written.

                                  SAWGRASS MILLS PHASE II LIMITED
                                    PARTNERSHIP, a Delaware limited
                                    partnership

                                  By:  Sawgrass Mills Phase II, L.L.C., a
                                         Delaware limited liability
                                         company, its general partner

                                  By:  The Mills Limited Partnership, a
                                       Delaware limited partnership, its
                                       Executive Manager

                                  By:  The Mills Corporation, a
                                       Delaware corporation, its
                                       General Partner


                                       By:
                                            -----------------------------
                                       Name:
                                       Title:

State of New York                 )
                                  )  ss.:
County of New York                )


The foregoing instrument was acknowledged before me this 30th day of July, 1996 by ___________________, as _____________ of The Mills Corporation, a Delaware corporation, as general partner of the Mills Limited Partnership, a Delaware limited partnership, as Executive Manager of Sawgrass Mills Phase II, L.L.C., a Delaware limited liability company, as general partner of Sawgrass Mills Phase II Limited Partnership, a Delaware limited partnership.


                                        ------------------------
                                             Notary Public

                                   EXHIBIT D

                             INSURANCE REQUIREMENTS




         (a) Insurance with respect to the Improvements and the Equipment against any peril included within the classification "All Risks of Physical Loss" with extended coverage in amounts at all times sufficient to prevent the Mortgagor from becoming co-insurer within the terms of the applicable policies, but in any event such insurance shall be maintained in an amount equal to the full insurable value of the Improvements and the Equipment, the term "full insurable value" to mean the actual replacement cost of the Improvements and the Equipment (without taking into account any depreciation, and exclusive of excavations, landscaping and paving) determined annually by an insurer, a recognized independent insurance broker or an appraiser selected and paid by the Mortgagor (unless reasonably disapproved by the Mortgagee) and in no event less than the coverage required pursuant to the REA;

         (b) Comprehensive general liability insurance, including bodily injury, death and property damage liability, and umbrella liability insurance against any and all claims, including all legal liability to the extent insurable imposed upon the Mortgagee and all court costs and attorneys' fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Property in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for properties comparable to the Property and in no event less than the coverage required pursuant to the REA;

         (c) Statutory workers' compensation insurance (to the extent the risks to be covered thereby are not already covered by other policies of insurance maintained by the Mortgagor), with respect to any work on or about the Property, which insurance may be provided through a state approved and regulated employer's self insurance fund;

         (d) Business interruption and/or loss of "rental value" insurance in an amount sufficient to avoid any co-insurance penalty and to provide Proceeds for a period not less than two years of loss, the term "rental value" to mean the sum of (A) the total rentals payable under the Leases and (B) the total amount of all other amounts to be received by the Mortgagor or third parties which are the legal obligation of the Tenants, reduced to the extent such amounts would not be received because of expenses not incurred during a period of non-occupancy of that portion of the Property then not being occupied, provided, that such insurance may be provided through umbrella policies insuring other properties;

         (e) Broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery and equipment located in, on or about the Property and insurance against loss of occupancy or use arising from any such breakdown in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for properties comparable to the Property;

         (f) If the Property is located within a federally designated flood hazard zone, flood insurance if generally available at reasonable premiums and in such amount as generally required by institutional lenders for similar properties as determined by the Mortgagee in its reasonable discretion (provided, however, that if the Mortgagor reasonably believes that it is no longer obligated to maintain flood insurance pursuant to this provision, the Mortgagor shall notify the Mortgagee of such circumstance and the Mortgagee shall have the opportunity to contest by appropriate legal or mutually agreeable arbitration proceedings whether or not the Mortgagor's obligation remains in effect in light of the criteria set forth in this provision); and

         (g) Such other insurance with respect to the Property against loss or damage of the kinds from time to time customarily insured against and in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for properties comparable to the Property, all as determined by the Mortgagee in its reasonable discretion.


                 All insurance required coverage shall be provided by one or more primary insurers having an Alfred M. Best Company, Inc. rating of "A" or better and financial size category of not less than VII, except to the extent that insurance in force on the date of this Mortgage does not satisfy such criteria or if otherwise approved by the Mortgagee, and except for workers' compensation insurance provided through a state approved and regulated employer's self insurance fund. Insurance may be provided under one or more umbrella policies covering other properties. Any insurance in force on the date of this Mortgage which is accepted or approved by Mortgagee and which is provided by a group or syndicate of insurers shall be satisfactory so long as a sufficient number of members of the syndicate providing the coverage satisfy the foregoing criteria for claims-paying-ability even if one or more of the insurers comprising the group or syndicate no longer participates in the group or syndicate. All insurers providing insurance required by this Mortgage shall be authorized to issue insurance in the State.

                                   EXHIBIT E

                                   ASSUMPTION


                 THE UNDERSIGNED, _______________________, has acquired a partnership or other interest in the "Mortgagor" under that certain "MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING" (the "Mortgage"), dated as of July 30, 1996, executed by Sawgrass Mills Phase II Limited Partnership, a Delaware limited partnership, to CS First Boston Mortgage Capital Corp., a Delaware corporation, as mortgagee, said Mortgage constituting a first lien encumbrance on certain real and personal property forming a part of the property commonly known as Sawgrass Mills in Sunrise, Broward County, Florida.

                 In accordance with the requirements of Section 18.2 of the Mortgage, the undersigned hereby assumes all of the duties and obligations and covenants of the transferor of the undersigned's interest in the Mortgagor under or pursuant to the Mortgage, subject, however, to the provisions of
Article 36 of the Mortgage.

                 IN WITNESS WHEREOF, the undersigned has executed this Assumption as of the ____ day of ___________, ____.


                                  ----------------------------


                                  By:
                                     -------------------------
                                     Name:
                                     Title:


                   [ADD APPROPRIATE FORM OF ACKNOWLEDGEMENT]

                                   EXHIBIT F

                   SUBORDINATION PROVISIONS FOR TENANT LEASES



                 Each Lease shall contain a provision whereby the Tenant agrees that its Lease shall be subordinate to the Mortgage and that the Tenant shall attorn under the Lease to any Person obtaining title to the Property, which subordination and attornment in the case of Critical Leases may be conditioned on delivery of a reasonable and customary nondisturbance agreement.





                                      F-1